                                                                     EXHIBIT 2.1
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                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                         TELESPECTRUM WORLDWIDE INC.,

                    INTERNATIONAL DATA RESPONSE CORPORATION

                                      and

        CERTAIN STOCKHOLDERS OF INTERNATIONAL DATA RESPONSE CORPORATION


                         Dated as of January 14, 1999



_______________________________________________________________________________

_______________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                         Page No.
                                                                                         -------
W I T N E S S E T H......................................................................  1
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ARTICLE I
THE MERGER...............................................................................  2
     SECTION 1.1     THE MERGER..........................................................  2
     SECTION 1.2     STOCKHOLDER MEETINGS, CLOSING, EFFECTIVE TIME OF THE MERGER.........  2
     SECTION 1.3     CONVERSION AND CANCELLATION OF SECURITIES...........................  3
     SECTION 1.4     EXCHANGE OF CERTIFICATES............................................  4
     SECTION 1.5     OPTIONS.............................................................  6
     SECTION 1.6     ESCROW..............................................................  7

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF IDRC
     SECTION 2.1     ORGANIZATION, POWERS AND QUALIFICATIONS.............................  8
     SECTION 2.2     SUBSIDIARIES........................................................  8
     SECTION 2.3     CAPITAL STOCK.......................................................  9
     SECTION 2.4     CERTIFICATE OF INCORPORATION, BYLAWS, MINUTE BOOKS AND RECORDS...... 10
     SECTION 2.5     AUTHORITY; BINDING EFFECT........................................... 10
     SECTION 2.6     CONFLICT WITH OTHER AGREEMENTS; APPROVALS........................... 10
     SECTION 2.7     GOVERNMENTAL CONSENTS AND APPROVALS................................. 11
     SECTION 2.8     FINANCIAL STATEMENTS................................................ 11
     SECTION 2.9     ABSENCE OF CERTAIN CHANGES.......................................... 12
     SECTION 2.10    INDEBTEDNESS; ABSENCE OF UNDISCLOSED LIABILITIES.................... 12
     SECTION 2.11    ASSETS.............................................................. 12
     SECTION 2.12    CONTRACTS........................................................... 13
     SECTION 2.13    INSURANCE........................................................... 13
     SECTION 2.14    AUTHORIZATIONS; COMPLIANCE WITH LAW................................. 14
     SECTION 2.15    TAXES............................................................... 14
     SECTION 2.16    ABSENCE OF LITIGATION; CLAIMS....................................... 15
     SECTION 2.17    EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS....................... 15
     SECTION 2.18    CUSTOMERS........................................................... 17
     SECTION 2.19    LABOR MATTERS....................................................... 17
     SECTION 2.20    ENVIRONMENTAL MATTERS............................................... 18
     SECTION 2.21    INTELLECTUAL PROPERTY............................................... 18
     SECTION 2.22    REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS.................. 18
     SECTION 2.23    TAX MATTERS......................................................... 19
     SECTION 2.24    AFFILIATES.......................................................... 19
     SECTION 2.25    BOARD ACTION........................................................ 19
     SECTION 2.26    BROKERS AND FINDERS................................................. 19
     SECTION 2.27    ADEQUACY OF DISCLOSURE.............................................. 19

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF TELESPECTRUM........................................... 19
     SECTION 3.1     ORGANIZATION AND POWERS............................................. 20
     SECTION 3.2     SUBSIDIARIES........................................................ 20
     SECTION 3.3     CAPITAL STOCK....................................................... 20
     SECTION 3.4     CERTIFICATE OF INCORPORATION, BYLAWS, MINUTE BOOKS AND RECORDS...... 21

     SECTION 3.5     AUTHORITY; BINDING EFFECT...................................... 21
     SECTION 3.6     CONFLICT WITH OTHER AGREEMENTS; APPROVALS...................... 21
     SECTION 3.7     GOVERNMENTAL CONSENTS AND APPROVALS............................ 22
     SECTION 3.8     SEC REPORTS.................................................... 22
     SECTION 3.9     FINANCIAL STATEMENTS........................................... 22
     SECTION 3.10    ABSENCE OF CERTAIN CHANGES..................................... 23
     SECTION 3.11    INDEBTEDNESS; ABSENCE OF UNDISCLOSED LIABILITIES............... 23
     SECTION 3.12    CONTRACTS...................................................... 24
     SECTION 3.13    ABSENCE OF LITIGATION; CLAIMS.................................. 24
     SECTION 3.14    TAX MATTERS.................................................... 24
     SECTION 3.15    AFFILIATES..................................................... 24
     SECTION 3.16    REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS............. 24
     SECTION 3.17    STATE TAKEOVER STATUTES........................................ 25
     SECTION 3.18    BOARD ACTION................................................... 25
     SECTION 3.19    BROKERS AND FINDERS............................................ 25
     SECTION 3.20    ADEQUACY OF DISCLOSURE......................................... 25

ARTICLE IV
COVENANTS........................................................................... 25
     SECTION 4.1     CONDUCT OF IDRC'S BUSINESS..................................... 25
     SECTION 4.2     TELESPECTRUM'S UNDERTAKINGS.................................... 27
     SECTION 4.3     UPDATING OF SCHEDULES.......................................... 29
     SECTION 4.4     ACCESS TO INFORMATION.......................................... 29
     SECTION 4.5     STOCKHOLDER VOTE; PROXY STATEMENT.............................. 30
     SECTION 4.6     NMS APPLICATION................................................ 31
     SECTION 4.7     REASONABLE BEST EFFORTS........................................ 31
     SECTION 4.8     PUBLIC ANNOUNCEMENTS........................................... 31
     SECTION 4.9     SUBSEQUENT FINANCIAL STATEMENTS................................ 31
     SECTION 4.10    CONTROL OF OPERATIONS.......................................... 32
     SECTION 4.11    REGULATORY AND OTHER AUTHORIZATIONS............................ 32
     SECTION 4.12    TAKEOVER STATUTE............................................... 32
     SECTION 4.13    INDEMNIFICATION OF DIRECTORS AND OFFICERS...................... 32
     SECTION 4.14    TAX-FREE REORGANIZATION........................................ 33
     SECTION 4.15    NO SOLICITATION................................................ 33
     SECTION 4.16    BANK NEGOTIATIONS.............................................. 34
     SECTION 4.17    CONSENT DETERMINATIONS......................................... 34
     SECTION 4.18    FORM S-3 RESALE REGISTRATION................................... 34
     SECTION 4.19    CRW DEVELOPMENTS............................................... 35
     SECTION 4.20    COVENANT OF THE MDC ENTITIES................................... 35
     SECTION 4.21    AGREEMENT WITH CHAIRMAN........................................ 35
     SECTION 4.22    SECTION 2.17 UNDERTAKING....................................... 35

ARTICLE V
CONDITIONS TO CLOSING............................................................... 35
     SECTION 5.1     CONDITIONS TO THE OBLIGATIONS OF IDRC AND TELESPECTRUM......... 35
     SECTION 5.2     CONDITIONS TO THE OBLIGATIONS OF IDRC.......................... 36
     SECTION 5.3     CONDITIONS TO THE OBLIGATIONS OF TELESPECTRUM.................. 37

ARTICLE VI
TERMINATION, AMENDMENT AND WAIVER................................................... 39
     SECTION 6.1     TERMINATION.................................................... 39
     SECTION 6.2     EFFECT OF TERMINATION.......................................... 40
     SECTION 6.3     AMENDMENT...................................................... 40
     SECTION 6.4     WAIVER......................................................... 40

ARTICLE VII
INDEMNIFICATION..................................................................... 40
     SECTION 7.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................... 40
     SECTION 7.2     GENERAL INDEMNIFICATION BY THE STOCKHOLDERS.................... 41
     SECTION 7.3     SPECIFIC INDEMNIFICATION BY THE STOCKHOLDERS OF IDRC........... 41
     SECTION 7.4     INDEMNIFICATION BY TELESPECTRUM................................ 41
     SECTION 7.5     PROCEDURE OF CLAIMS............................................ 42
     SECTION 7.6     LIMITATIONS ON INDEMNIFICATION................................. 43
     SECTION 7.7     CLAIMS PERIOD.................................................. 43
     SECTION 7.8     EXCLUSIVE REMEDY............................................... 43
     SECTION 7.9     EXCEPTION TO LIMITATION........................................ 44
     SECTION 7.10    EFFECT OF INVESTIGATION........................................ 44

ARTICLE VIII
MISCELLANEOUS....................................................................... 44
     SECTION 8.1     ENTIRE AGREEMENT............................................... 44
     SECTION 8.2     NOTICES........................................................ 44
     SECTION 8.3     GOVERNING LAW.................................................. 45
     SECTION 8.4     DESCRIPTIVE HEADINGS........................................... 45
     SECTION 8.5     PARTIES IN INTEREST............................................ 45
     SECTION 8.6     COUNTERPARTS................................................... 46
     SECTION 8.7     EXPENSES....................................................... 46
     SECTION 8.8     PERSONAL LIABILITY............................................. 46
     SECTION 8.9     BINDING EFFECT; ASSIGNMENT..................................... 46
     SECTION 8.10    INTERPRETATION................................................. 46
     SECTION 8.11    SEVERABILITY................................................... 46

                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER


          This Agreement and Plan of Merger (this "Agreement"), dated as of
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January 14, 1999, is made by and among TELESPECTRUM WORLDWIDE INC., a Delaware corporation ("TeleSpectrum"), INTERNATIONAL DATA RESPONSE CORPORATION, a
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Delaware corporation ("IDRC"), and the following stockholders of IDRC:  McCown
                       ----
De Leeuw & Co. III, L.P., McCown De Leeuw & Co. Offshore (Europe) III, L.P., McCown De Leeuw & Co. III, (Asia) L.P. and The Gamma Fund LLC (collectively, the "MDC Entities").
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                              W I T N E S S E T H
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     WHEREAS, the respective Boards of Directors of TeleSpectrum and IDRC have each approved the business combination described herein in which IDRC will be merged with and into TeleSpectrum upon the terms and subject to the conditions hereinafter set forth (the "Merger"), pursuant to which, among other things, (i)
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each outstanding share of Common Stock, par value $.001 per share, of IDRC

("Common Stock"), and each outstanding share of Class A Common Stock, par value
  ------------
$.001 per share, of IDRC ("Class A Common Stock" and together with the Common
                           --------------------
Stock, "IDRC Common Stock"), will be converted into the right to receive shares
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of Common Stock, par value $.001 per share, of TeleSpectrum ("TeleSpectrum
                                                              ------------
Common Stock"), and warrants exercisable for TeleSpectrum Common Stock in the
------------
manner set forth herein and (ii) each outstanding share of Series A Preferred Stock, par value $.001 per share, of IDRC ("Series A Preferred Stock"), and
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unpaid dividends with respect to such Series A Preferred Stock will be exchanged or paid, as applicable, in cash;

     WHEREAS, the Boards of Directors of TeleSpectrum and IDRC have each unanimously determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and have each approved the Merger upon the terms and conditions set forth herein;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to TeleSpectrum's willingness to enter into this Agreement, certain stockholders of IDRC have entered into a Stockholder Support Agreement with TeleSpectrum, dated as of the date of this Agreement and attached as Exhibit A hereto (the "IDRC Stockholder Support Agreement"), pursuant to
                          ----------------------------------
which such stockholders have agreed, among other things, to vote all voting securities of IDRC beneficially owned by them in favor of approval and adoption of this Agreement and to refrain, except as otherwise specified in the IDRC Stockholder Support Agreement, for a one-year period, from transferring or otherwise disposing of any economic interest in any securities of TeleSpectrum which are obtained pursuant to the terms of this Agreement;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to IDRC's willingness to enter into this Agreement, certain stockholders of TeleSpectrum have entered into Stockholder Support Agreements with IDRC, dated as of the date of this Agreement and attached as Exhibit B hereto (the "TeleSpectrum Stockholder Support
                                   --------------------------------
Agreements"), pursuant to which such stockholders have agreed, among other
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things, to vote all voting securities of TeleSpectrum beneficially owned by them in favor of approval and adoption of this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and
                       ----

     WHEREAS, for accounting purposes, it is intended that the Merger will be accounted for as a "purchase."

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions set forth below, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I
                                  THE MERGER

      SECTION 1.1 THE MERGER. Subject to the terms and conditions hereof and in accordance with the General Corporation Law of the State of Delaware, as amended (the "DGCL"), at the Effective Time (hereinafter defined): (a) IDRC
              ----
shall be merged with and into TeleSpectrum and the separate existence of IDRC shall cease; (b) TeleSpectrum, as the surviving corporation in the Merger (the

"Surviving Corporation"), (i) shall continue its corporate existence under the
 ---------------------
laws of the State of Delaware, (ii) shall retain its present name and (iii) shall succeed to all rights, assets, liabilities and obligations of IDRC in accordance with the DGCL; (c) the Certificate of Incorporation of TeleSpectrum, as in effect immediately prior to the Effective Time, shall continue as the Certificate of Incorporation of the Surviving Corporation; and (d) the Bylaws of TeleSpectrum, as in effect immediately prior to the Effective Time, shall continue as the Bylaws of the Surviving Corporation. From and after the Effective Time, the Merger will have all the effects provided by applicable law and as set forth in this Agreement.

      SECTION 1.2 STOCKHOLDER MEETINGS, CLOSING, EFFECTIVE TIME OF THE MERGER. TeleSpectrum and IDRC shall each submit this Agreement to the holders of all of their respective securities that are entitled to vote on this Agreement for approval and adoption at meetings, or, in the case of IDRC, by consent in lieu of a meeting, to be held as soon as practicable following the date of this Agreement in accordance with Section 4.5 hereof. Subject to this Agreement receiving all requisite stockholder approvals and subject to the other provisions of this Agreement, the parties shall hold a closing (the "Closing")
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on the next business day (or such later date as the parties hereto may agree) following the later of (a) the first business day on which the stockholders of IDRC and TeleSpectrum have each approved the Merger Agreement, or (b) the first business day on which the last of the conditions set forth in Article V hereof is fulfilled or waived (such later date, the "Closing Date"), at 9:00 A.M.
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(Philadelphia time) at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania, or at such other time or place as the parties agree. On the Closing Date, the parties shall cause the Merger to become effective by filing a certificate of merger (the "Certificate of Merger")
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with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or such later date or time agreed upon by TeleSpectrum and IDRC set forth therein, the "Effective Time.")
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      SECTION 1.3   CONVERSION AND CANCELLATION OF SECURITIES.

            (a) At the Effective Time and subject to Section 1.5 hereof, all (i) shares of IDRC Common Stock and (ii) options, warrants and other rights (the

"Options") exercisable for, or providing the right to acquire, IDRC Common Stock
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that are issued and outstanding immediately prior to the Effective Time (other than any shares of IDRC Common Stock described in Section 1.3(c) hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive an aggregate of 9,200,000 shares (the "Merger Shares") of TeleSpectrum Common Stock and warrants (the "Warrants")
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exercisable for an aggregate of 3,000,000 shares (the "Warrant Shares") of
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TeleSpectrum Common Stock. The Warrants shall contain such other terms and conditions set forth in the form attached as Exhibit C hereto. Notwithstanding
                                             ---------
the foregoing, (i) no fractional shares of TeleSpectrum Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 1.4(g) hereof, and (ii) the number of Merger Shares and Warrants issuable pursuant to Section 1.3(a) shall be reduced on a proportional basis in an aggregate amount equal to the number of Merger Shares and Warrants that would have been received by holders of any Appraisal Shares (as such term is defined
in Section 1.3(c) hereof).   The effect of the foregoing means that (A) each
share of IDRC Common Stock that is issued and outstanding immediately prior to the Effective Time (other than any shares of IDRC Common Stock described in Section 1.3(c) hereof) will be convertible into (i) that number of Merger Shares equal to 9,200,000 divided by the Total IDRC Shares Outstanding, the product being rounded, if necessary, up or down, to the nearest whole share and (ii) a Warrant exercisable for that number of Warrant Shares equal to 3,000,000 divided by the Total IDRC Shares Outstanding, the product being rounded, if necessary, up or down, to the nearest whole share, and (B), subject to Sections 1.5 and 1.6 hereto, a holder of Options will be entitled to receive, upon exercise, on account of each share of IDRC Common Stock (i) that number of Merger Shares equal to 9,200,000 divided by the Total IDRC Shares Outstanding, the product being rounded, if necessary, up or down, to the nearest whole share and (ii) a Warrant exercisable for that number of Warrant Shares equal to 3,000,000 divided by the Total IDRC Shares Outstanding, the product being rounded, if necessary, up or down, to the nearest whole share. As used herein, the term "Total IDRC Shares Outstanding" means the total number of shares of IDRC Common Stock and the total number of shares of IDRC Common Stock issuable upon exercise of Options that are issued and outstanding immediately prior to the Effective Time.

            (b) At the Effective Time, (i) each outstanding share of Series A Preferred Stock, shall be exchanged for $20 in cash, and (ii) all accrued and unpaid dividends then payable in Series A-1 Preferred Stock, par value $.001 per share, of IDRC (the "Series A-1 Preferred Stock"), with respect to the
                     --------------------------
outstanding shares of Series A Preferred Stock, shall be paid in cash in the manner set forth in Article IV, Section E.1 of IDRC's Amended and Restated Certificate of Incorporation in effect as of the Effective Time.

            (c) At the Effective Time, each share of IDRC Common Stock held in the treasury of IDRC immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically canceled and retired and cease to exist, and no cash, securities or other property shall be payable in respect thereof.

            (d) The holders of shares of TeleSpectrum Common Stock shall not be entitled to appraisal rights under the DGCL. The holders of shares of IDRC Common Stock held by a holder who, pursuant to Section 262 of the DGCL or any successor provision, has the right to demand and properly demands an appraisal of such shares of IDRC Common Stock ("Appraisal Shares"), shall not be
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converted into the right to receive the Merger Consideration (as defined in Section 1.3(e)), on account of each share of IDRC Common Stock held by such holder, unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such share of IDRC Common Stock held by such holder shall be treated as a share of IDRC Common Stock that had been converted as of the Effective Time into the right to receive the Merger Consideration. At the Effective Time, any holder of Appraisal Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL or any successor provision and as provided in the immediately preceding sentence. IDRC shall give prompt notice to TeleSpectrum of any demands received by IDRC for appraisal of shares of IDRC Common Stock.

          (e) The number of Merger Shares and Warrants to be issued pursuant to this Agreement shall not be affected by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock shall be declared thereon with a record date within such period involving the IDRC Common Stock or the Options. The number of Merger Shares and Warrants to be issued pursuant to this Agreement shall not be affected by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock shall be declared thereon with a record date within such period involving the TeleSpectrum Common Stock or the Options. The Merger Shares and Warrants issued on account of each share of IDRC Common Stock and issuable on account of each share of IDRC Common Stock underlying the Options as a result of the Merger shall be equal. The number of Merger Shares and Warrants issuable in exchange for each share of IDRC Common Stock and each share of IDRC Common Stock underlying the Options is sometimes referred to herein as the "Merger Consideration."
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      SECTION 1.4   EXCHANGE OF CERTIFICATES.

          (a) Subject to Section 1.6 hereof, as soon as practicable after the Effective Time, TeleSpectrum shall mail to each person who was, at the Effective Time, a holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding shares of IDRC Common Stock or shares of Series A Preferred Stock (the "Certificates") (i) a letter of
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transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to TeleSpectrum, which shall be in a form and contain any other provisions as TeleSpectrum and IDRC may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration receivable on account of each share of IDRC Common Stock represented thereby or the cash receivable on account of each share of Series A Preferred Stock represented thereby. Upon the proper surrender of Certificates to TeleSpectrum, together with a properly completed and duly executed letter of transmittal and such other documents as may be required by TeleSpectrum, the holder of such Certificate shall be entitled to receive in exchange therefor, in the case of holders of IDRC Common Stock, certificates representing the shares of TeleSpectrum Common Stock and Warrants that such holder has the right to receive pursuant to the terms hereof (together with any dividend or distribution with respect thereto made after the Effective Time and any cash paid in lieu of fractional shares pursuant to Section 1.4(g)), and, in the case of holders of Series A Preferred Stock, cash in payment of the full exchange price and accrued and unpaid dividends. Each Certificate so surrendered shall be canceled. If any portion of the Merger Consideration on account of IDRC Common Stock or cash on account of Series A Preferred Stock is to be paid to a person other than the person who is the record holder of the IDRC Common Stock or Series A Preferred Stock, as applicable, at the Effective Time, it shall be a condition to such payment that the Certificate evidencing the IDRC Common Stock or Series A Preferred Stock so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that it be accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to the TeleSpectrum and IDRC that any applicable stock transfer tax has been paid.

          (b) After the Effective Time, each outstanding Certificate which theretofore represented shares of IDRC Common Stock shall, until surrendered for exchange in accordance with this Section 1.4, be deemed for all purposes to evidence ownership of whole shares of TeleSpectrum Common Stock and Warrants into which the shares of IDRC Common Stock (which, prior to the Effective Time, were represented thereby) shall have been so converted. After the Effective Time, each outstanding Certificate which theretofore represented shares of Series A Preferred Stock shall be deemed for all purposes to have been converted and to evidence only that cash amount payable upon conversion, without the right to receive any interest from the Effective Time until the time received by the holder.

          (c) At the Effective Time, the stock transfer books of IDRC shall be closed and no transfer of any securities of IDRC shall thereafter be made.

          (d) Neither TeleSpectrum nor IDRC will be liable to any holder of shares of IDRC Common Stock for any Merger Consideration or any dividends or distributions with respect thereto or cash payable in lieu of fractional shares pursuant to Section 1.4(g) hereof or to any holder of shares of Series A Preferred Stock for any cash, in each case which is delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) If any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificates to be lost, stolen or destroyed, TeleSpectrum will deliver in exchange for such lost, stolen or destroyed Certificates, the Merger Consideration or cash, as applicable, for the shares represented thereby, deliverable in respect thereof, as determined in accordance with the terms hereof. When authorizing such payment in exchange for any lost, stolen or destroyed Certificates, the person to whom the Merger Consideration or cash, as applicable, is to be issued, as a condition precedent to such delivery, shall give TeleSpectrum a bond or indemnity reasonably satisfactory to TeleSpectrum, its transfer agent and their respective insurance carriers against any claim that may be made against TeleSpectrum with respect to the Certificates alleged to have been lost, stolen or destroyed.

          (f) No dividend or other distribution declared or made after the Effective Time with respect to the Merger Consideration with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of TeleSpectrum Common Stock issuable upon surrender thereof until the holder of such Certificate shall surrender such Certificate in accordance with Section 1.4(a). Subject to the effect of applicable law, following surrender of any such Certificate there shall be paid, without interest, to the record holder of certificates representing whole shares of TeleSpectrum Common Stock issued in exchange therefor: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of TeleSpectrum Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender of such Certificate and a payment date subsequent to such surrender payable with respect to such whole shares of TeleSpectrum Common Stock.

          (g) No certificates or scrip evidencing fractional shares of TeleSpectrum Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to any rights of a stockholder of TeleSpectrum. In lieu of any such fractional shares, each holder of a Certificate previously evidencing IDRC Common Stock, upon surrender of such Certificate for exchange pursuant to this
Article I, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) the closing price for a share of TeleSpectrum Common Stock on the Nasdaq National Market System (the "NMS") on
                                                                     ---
the first business day immediately following the Effective Time, by (b) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of IDRC Common Stock held of record by such holder at the Effective Time).

      SECTION 1.5   OPTIONS.

          (a) Except as set forth in Section 1.5(b), all Options outstanding immediately prior to the Effective Time, shall terminate and neither IDRC nor TeleSpectrum will have any obligation thereunder to the extent such Options are not exercised prior to the Effective Time.

          (b) Subject to the other terms and conditions in this Section 1.5, in lieu of the termination of Options as set forth in Section 1.5(a), each holder of outstanding Options may elect, prior to the Effective Time, to have any Option held by such holder assumed by TeleSpectrum and become a new option (an "Assumed Option") to purchase Merger Shares and Warrants and containing substantially the same terms and conditions as are in effect for the original Option outstanding immediately prior to the Effective Time only if such holder
(i) agrees to place in escrow in accordance with Section 1.6 of this Agreement, a portion of the Assumed Option (an "Escrow Option") that is exercisable solely for that number of shares of TeleSpectrum Common Stock equal to (A) the product of (1) the total number of Shares of IDRC Common Stock underlying such Assumed Option immediately prior to the Effective Time divided by the Total IDRC Shares Outstanding, and (2) $12,000,000 divided by the "Trading Value" (as defined in Section 1.6(b)), and (ii) completing and returning to IDRC prior to the Effective Time a notice of election of assumption to be provided by IDRC (in form and substance acceptable to TeleSpectrum) to each holder of Options as soon as practicable after the date hereof. Each Assumed Option shall be evidenced by two certificates, one representing the Escrow Option and one representing the remaining portion of the Assumed Option (the "Non-Escrow Option").

          (c) At the Effective Time, each Assumed Option shall entitle the holder thereof to that number of Merger Shares and Warrants as set forth below:

               (i) the number of Merger Shares to be issuable upon exercise of each Assumed Option shall be equal to the product of (A) the number of shares of IDRC Common Stock subject to the corresponding original Option and (B) (1) 9,200,000 divided by (2) the Total IDRC Shares Outstanding, the product being rounded, if necessary, up or down, to the nearest whole share; and

               (ii) the number of Warrants Shares underlying the Warrants to be issued upon the exercise of each Assumed Option shall be equal to the product of
(A) the number of shares of IDRC Common Stock subject to the corresponding original Option and (B) (1) 3,000,000 divided by (2) the Total IDRC Shares Outstanding, the product being rounded, if necessary, up or down, to the nearest whole warrant.

          (d) The exercise price per share of TeleSpectrum Common Stock under each Assumed Option shall be equal to (i) the exercise price per share of the IDRC Common Stock under the corresponding original Option divided by (ii) (A) 9,200,000 divided by (B) the Total IDRC Shares Outstanding, rounded, if necessary, up or down, to the nearest cent. The exercise price for each Escrow Option and each Non-Escrow Option shall be based solely on the number of Escrow Shares represented thereby.

          (e) The shares of TeleSpectrum Common Stock subject to each Warrant underlying each Assumed Option are obtainable only after such Assumed Option and Warrant are properly exercised in accordance with their respective terms.

          (f) As soon as practicable after the Effective Time, TeleSpectrum shall (i) deliver to holders of the original Options, agreements representing the Escrow Options and Non-Escrow Options and (ii) file a registration statement on Form S-8 (or any successor form thereto) registering the Merger Shares to be issued to the holders of Escrow Options and Non-Escrow Options upon the exercise of such Options and to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

      SECTION 1.6   ESCROW.

          (a) On the Closing Date, TeleSpectrum shall cause to be distributed to the Indemnity Escrow Agent (as defined below) a certificate or certificates and agreements representing the Escrow Securities (as defined below), which shall be registered in the name of the Indemnity Escrow Agent as nominee for the holders of IDRC Common Stock (the "IDRC Stockholders") and the holders of Escrow Options (the "IDRC Optionholders") shall be held in accordance with the provisions of this Section 1.6 and the Indemnity Escrow Agreement referred to herein.

          (b) At the Closing, as security for the payment of any indemnification obligations of the IDRC Stockholders and the IDRC Optionholders pursuant to Sections 7.2 or 7.3 hereof, the Escrow Shares and the Escrow Options shall be delivered to an indemnity escrow agent that is mutually satisfactory to TeleSpectrum and IDRC (the "Indemnity Escrow Agent"). The term "Escrow Shares"
                            ----------------------
means that number of shares of TeleSpectrum Common Stock issuable to IDRC Stockholders in the Merger (collectively, the "Escrow Shares") that, together
                                               -------------
with the value of the Escrow Options, have an aggregate "Trading Value" of $12,000,000, rounded up to the nearest whole share. The Escrow Shares and Escrow Options are collectively referred to as the "Escrow Securities." Of the
                                                    -----------------
Escrow Securities, securities having an aggregate Trading Value of $9,000,000 and $3,000,000 will be held as security for any indemnification obligations under Sections 7.2 and 7.3 hereof, respectively. As used herein, the term "Trading Value" means the average closing price of one share of TeleSpectrum Common Stock as quoted on the NMS during the 25 trading days immediately preceding the Closing Date. For purposes of calculating the Trading Value of the Escrow Securities, no value shall be ascribed to the Escrow Options other than the value of each share of TeleSpectrum Common Stock underlying the Escrow Options, each of which shall be valued at the Trading Value. The Escrow Securities, together with all cash and non-cash dividends and other property at any time received or otherwise distributed on, in respect of or in exchange for any or all of the Escrow Securities, all securities hereafter issued in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property are referred to together as the "Escrow Property."
                 ---------------

          (c) The Escrow Property shall be held and disbursed by the Indemnity Escrow Agent in accordance with the terms of an Indemnity Escrow Agreement substantially in the form attached hereto as Exhibit D. The Indemnity Escrow
                                             ---------
Agent shall hold the Escrow Property pursuant to the Indemnity Escrow Agreement until the later of: (a) the fifteen month anniversary of the Closing Date; or
(b) the resolution of any claim for indemnification or payment that is pending on the fifteen month anniversary of the Closing Date.

          (d) The IDRC Stockholders (and the IDRC Optionholders to the extent such optionholders exercise Assumed Options prior to the expiration of the Indemnity Escrow Agreement) shall be entitled to exercise all voting powers incident to the Escrow Property held by the Indemnity Escrow Agent as their nominee, but shall not be entitled to exercise any investment or dispositive powers over such Escrow Property.

                                  ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF IDRC

     IDRC represents and warrants to TeleSpectrum that, except as set forth on a Disclosure Schedule delivered by IDRC concurrently with the execution and delivery of this Agreement (the "IDRC Schedule"):
                                 -------------

      SECTION 2.1 ORGANIZATION, POWERS AND QUALIFICATIONS. IDRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. IDRC has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith. IDRC is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required or good standing is recognized, all of which jurisdictions are disclosed in the IDRC SCHEDULE, except where the failure to be so qualified would not have an IDRC Material Adverse Effect. As used in this Agreement, "IDRC Material Adverse
                                                           ---------------------
Effect" shall mean any fact, condition, event, development or occurrence which,
------
individually or when taken together with all other such facts, conditions, events, developments or occurrences, would reasonably be expected to have a material adverse effect on the financial condition, operating results or business of IDRC and the IDRC Subsidiaries (hereinafter defined), taken as a whole.

      SECTION 2.2   SUBSIDIARIES.

          (a) "Subsidiary" means, with respect to any party, any corporation,
               ----------
limited liability company, partnership, joint venture, or other business association or entity, at least a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries. As used in this Agreement, "Joint
                                                                        -----
Venture" means, with respect to any party, any corporation, limited liability
-------
company, partnership, joint venture or other business association or entity in which (i) such party or any one or more of its Subsidiaries, directly or indirectly, owns or controls more than five percent and less than a majority of any class of the outstanding voting securities or economic interests, or (ii) such party or a Subsidiary of such party is a general partner.

          (b) The IDRC SCHEDULE lists each Subsidiary and Joint Venture of IDRC, the jurisdiction of its organization and the amount of its securities outstanding and the owners thereof. Each Subsidiary of IDRC (the "IDRC
                                                                   ----
Subsidiaries") is duly organized, validly existing and in good standing under
------------
the laws of the jurisdiction of its organization. Each IDRC Subsidiary has all requisite power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the assets and properties used in connection therewith. Each IDRC Subsidiary is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required or good standing is recognized, all of which jurisdictions are disclosed in the IDRC SCHEDULE, except where the failure to be so qualified would not have an IDRC Material Adverse Effect. All issued and outstanding shares of capital stock of each IDRC Subsidiary are owned of record and beneficially by IDRC or another IDRC Subsidiary, free and clear of all pledges, liens, claims, security interests, encumbrances and other charges or defects in title of any nature whatsoever

("Liens"). There are no existing subscriptions, options, warrants, convertible
  -----
securities, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) calling for or requiring the issuance, transfer, sale or other disposition of any shares of the capital stock of any IDRC Subsidiary, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of any IDRC Subsidiary, nor is IDRC or any IDRC Subsidiary subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire shares of capital stock of any IDRC Subsidiary, in any case except as set forth in the IDRC SCHEDULE. Except for the IDRC Subsidiaries and the Joint Ventures of IDRC or as set forth in the IDRC SCHEDULE, neither IDRC nor any IDRC Subsidiary directly or indirectly (i) owns or controls any shares of any corporation nor has any voting securities of, or economic interest in, either of record beneficially or equitably, in any association, partnership, limited liability company, joint venture or other legal entity, or (ii) is a general partner of any partnership.

      SECTION 2.3 CAPITAL STOCK. As of the date hereof, IDRC has authorized capital stock consisting of 1,500,000 shares of Common Stock, 300,000 shares of Class A Common Stock, and 2,069,056 shares of Preferred Stock, par value $.001 per share (the "IDRC Preferred Stock"), of which 600,000 shares have been
                --------------------
designated Series A Preferred Stock and 1,419,056 shares have been designated Series A-1 Preferred Stock. As of the date hereof: (i) 476,100 shares of Common Stock are issued and outstanding, (ii) 25,834 shares of Class A Common Stock are issued and outstanding, (iii) 600,000 shares of Series A Preferred Stock are issued and outstanding, (iv) no shares of Series A-1 Preferred Stock are issued and outstanding, (v) no shares of IDRC Common Stock or IDRC Preferred Stock are held as treasury shares, (vi) 224,242 shares of IDRC Common Stock are issuable upon exercise of outstanding Options, of which 211,918 shares of IDRC Common Stock are issuable upon exercise of outstanding stock options and 12,324 shares of IDRC Common Stock are issuable upon the exercise of outstanding warrants,
(vii) 600,000 shares of IDRC Common Stock are issuable upon the exercise of IDRC's detachable Stock Purchase Warrants which were issued in tandem with the outstanding Series A Preferred Stock ("Detachable Warrants"), and (viii) 152,166
                                       -------------------
shares of IDRC Common Stock are reserved for future issuance under the IDRC 1996 Stock Option Plan. Other than the Options and the Detachable Warrants, there are no existing subscriptions, options, warrants, convertible securities, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) calling for or requiring the issuance, transfer, sale or other disposition of any capital stock of IDRC. All of the issued and outstanding shares of IDRC Common Stock and IDRC Preferred Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable Federal and state securities laws. No shares of capital stock issued by IDRC are or were, at the time of their issuance subject to preemptive rights. Other than the IDRC

Stockholder Support Agreement and the Stockholders' Agreement (as defined in
Section 5.3(f)) there are no voting trusts or other agreements or understandings to which IDRC is a party, nor, to the knowledge of IDRC, to which any stockholder of IDRC is a party, with respect to the voting of capital stock of IDRC.

      SECTION 2.4 CERTIFICATE OF INCORPORATION, BYLAWS, MINUTE BOOKS AND RECORDS. The copies of the Certificate of Incorporation and all amendments thereto and of the Bylaws, as amended, of IDRC and the IDRC Subsidiaries which have been delivered to TeleSpectrum by IDRC are true, correct and complete copies thereof as in effect on the date hereof. The minute books of IDRC and the IDRC Subsidiaries which have been made available for inspection contain minutes, which are accurate and complete in all material respects, of all meetings and consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the stockholders of IDRC and the IDRC Subsidiaries since the respective dates of incorporation.

      SECTION 2.5 AUTHORITY; BINDING EFFECT. IDRC has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval and adoption of this Agreement by a majority of the (i) shares of IDRC Common Stock outstanding on the record date for the IDRC Stockholders' Meeting or the date of the IDRC Consent (as such terms are defined in Section 2.22) and,
(ii) shares of IDRC Common Stock into which the warrants of IDRC that are outstanding on the record date for the IDRC Stockholder's Meeting or the date of the IDRC Consent is then convertible, all voting together as a single class (the "Required IDRC Stockholder Approval"), to consummate the transactions contemplated hereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of IDRC by applicable law and by IDRC's Certificate of Incorporation and Bylaws to authorize (i) the approval, execution and delivery by IDRC of this Agreement and (ii) the performance of IDRC's obligations under this Agreement and, subject to obtaining the Required IDRC Stockholder Approval, the consummation of the transactions contemplated hereby has been taken or will have been taken prior to the Closing. This Agreement constitutes a valid and binding agreement of IDRC, enforceable against IDRC in accordance with its terms.

      SECTION 2.6 CONFLICT WITH OTHER AGREEMENTS; APPROVALS. The execution and delivery of this Agreement by IDRC does not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of IDRC or the comparable organizational documents of any IDRC Subsidiary, (ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third party right of termination, cancellation, material modification or acceleration, or loss of any benefit, under any IDRC Contract (hereinafter defined) to which IDRC or any IDRC Subsidiary is a party or by which it is bound, or (iii) subject to the consents, approvals, orders, authorizations, filings, declarations and registrations required to be obtained prior to the Effective Time specified in Section 2.7 or in the IDRC SCHEDULE in response thereto, conflict with or result in a violation of any permit, concession, franchise or license or any law, rule or regulation applicable to IDRC or any of the IDRC Subsidiaries or any of their properties or assets, except, in the case of clauses (ii) and (iii), for any such breaches, defaults, Liens, third party rights, cancellations, modifications, accelerations or losses of benefits, conflicts or violations which would not have an IDRC Material Adverse Effect and do not impair the ability of IDRC to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby.

      SECTION 2.7 GOVERNMENTAL CONSENTS AND APPROVALS. Except as set forth in the IDRC SCHEDULE, neither the execution and delivery of this Agreement by IDRC nor the consummation by IDRC of the transactions contemplated hereby will require any consent, approval, order, authorization, or permit of, or filing with or notification to, any local, state, federal or foreign court, administrative agency, commission or other governmental or regulatory authority, agency or instrumentality ("Governmental Entity"), except (a) the filing of the
                            -------------------
Registration Statement (hereinafter defined) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as
                 ---
amended, and the rules and regulations thereunder (collectively, the "Securities
                                                                      ----------
Act"), and the entry of an order by the SEC permitting such Registration
---
Statement to become effective, (b) compliance with applicable state securities laws, (c) the filing of the Proxy Statement (hereinafter defined) and related proxy materials with the SEC in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"), (d) the filing of a premerger notification report form and
 ------------
expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (e) the filing of the Certificate of Merger with the
                 -------
Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which IDRC is qualified to do business in accordance with the DGCL, and (f) such other consents, approvals, orders, authorizations, registrations, declarations and filings which if not made or obtained, would not have an IDRC Material Adverse Effect.

      SECTION 2.8 FINANCIAL STATEMENTS. The IDRC SCHEDULE includes true and complete copies of (a) the consolidated balance sheets of IDRC and the IDRC Subsidiaries at December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, together with the notes thereto, audited by Deloitte & Touche LLP'; and
(b) the unaudited consolidated balance sheets of IDRC and the IDRC Subsidiaries at November 30, 1998 and 1997 and related consolidated statements of operations, stockholders' equity and cash flows for the 11-month periods then ended, all of which have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except
             ----
as may be indicated in the notes thereto). Such balance sheets, including the related notes, fairly present in all material respects, the consolidated financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of IDRC and the IDRC Subsidiaries at the dates indicated and such consolidated statements of operations, stockholders' equity and cash flows fairly present the consolidated results of operations, stockholders' equity and cash flows of IDRC and the IDRC Subsidiaries for the periods indicated (except for the absence of notes with respect to such unaudited financial statements). Other than those year-end adjustments specified on the IDRC SCHEDULE, the unaudited consolidated financial statements as of and for the period ending November 30, 1998, contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position at November 30, 1998 and the results of operations and changes in stockholders' equity and cash flows for the 11-month period then ended. (The unaudited consolidated balance sheet of IDRC and the IDRC Subsidiaries at November 30, 1998 described above is referred to herein as the "IDRC Balance Sheet.") The accounts receivable included on the IDRC Balance
 ------------------
Sheet are bona fide accounts receivable created in the ordinary course of business. Except as set forth on the IDRC SCHEDULE, the reserve for uncollectible accounts set forth on the IDRC Balance Sheet is in accordance with GAAP and, to the Knowledge of the Designated IDRC Officers, is reasonable in light of past accounts receivable collection history and any known developments or trends. As used herein, the term "Knowledge of the Designated IDRC Officers" means to the knowledge of either Jeffrey A. Stiefler or Paul J. Grinberg after conducting such investigation as would be reasonably be expected of the chief executive officer or chief financial officer, as applicable, to determine the accuracy of their knowledge.

      SECTION 2.9 ABSENCE OF CERTAIN CHANGES. Except as described in the IDRC SCHEDULE, since November 30, 1998, IDRC and the IDRC Subsidiaries have conducted their respective businesses solely in the ordinary course consistent with past
practice.   Except as otherwise disclosed in the IDRC SCHEDULE, since November
30, 1998, IDRC and the IDRC Subsidiaries have not:

             (a) suffered any IDRC Material Adverse Effect;

             (b) been subject to any other events or conditions of any character that would materially impair the ability of IDRC to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby;

             (c) made any material change to their respective accounting methods, principles or practices;

             (d) been subject to any revaluation of any assets of IDRC or any of the IDRC Subsidiaries that, individually or in the aggregate has had, or would reasonably be expected to have an IDRC Material Adverse Effect, including writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

             (e) incurred or paid any material liabilities, other than liabilities incurred or paid in the ordinary course of business consistent with past practice, discharged or satisfied any material Lien, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or would reasonably be expected to cause an IDRC Material Adverse Effect; or

             (f) taken or been subject to any other action or event that would have required the consent of TeleSpectrum pursuant to Section 4.1 hereof.

      SECTION 2.10 INDEBTEDNESS; ABSENCE OF UNDISCLOSED LIABILITIES. The IDRC SCHEDULE discloses as of the date hereof all indebtedness for money borrowed by IDRC or any IDRC Subsidiary including the payee, the original principal amount of the loan, the current unpaid balance of the loan, the interest rate and the maturity date. To the Knowledge of the Designated IDRC Officers, neither IDRC nor any IDRC Subsidiaries have any material indebtedness, liability or obligation of any kind (whether accrued, absolute, asserted or unasserted, contingent or otherwise) except (i) as and to the extent reflected, reserved against or otherwise disclosed on the IDRC Balance Sheet or the IDRC SCHEDULE,
(ii) for liabilities and obligations incurred subsequent to November 30, 1998 in the ordinary course of business, and (iii) liabilities under any IDRC Contracts (as defined in Section 2.12 hereof) specifically disclosed in the IDRC SCHEDULE (or not required to be disclosed by the terms of Section 2.12).

      SECTION 2.11 ASSETS. Except as described in the IDRC SCHEDULE, IDRC and the IDRC Subsidiaries have good and marketable title to, or in the case of leased assets, valid leasehold interests in, all their real and personal properties and assets, including those assets and properties reflected in the IDRC Balance Sheet in the amounts and categories reflected therein, free and clear of all Liens, except (a) the lien of current taxes not yet due and payable, (b) properties, interests, and assets disposed of or converted by IDRC or any IDRC Subsidiary since November 30, 1998 in the ordinary course of business consistent with past practice, (c) such secured indebtedness as is disclosed on the IDRC Balance Sheet covering the properties referred to therein, and (d) Liens, if any, that do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto ("Permitted Liens"). All buildings, structures, facilities, equipment and other
-----------------
items of tangible personal property reflected on the IDRC Balance Sheet or acquired since the date thereof are in good operating condition and repair, subject to normal wear and maintenance, are useable in the regular and ordinary course of business of IDRC and the IDRC Subsidiaries and, except where the failure to conform would not individually or in the aggregate result in an IDRC Material Adverse Effect, conform to all applicable laws, statutes, ordinances, codes, rules and regulations and Authorizations (hereinafter defined) relating to their construction, use and operation.

      SECTION 2.12   CONTRACTS.

            (a) The IDRC SCHEDULE lists each written or oral contract, agreement, arrangement, lease, instrument, mortgage or commitment ("Contract")
                                                                    --------
to which IDRC or an IDRC Subsidiary is a party or may be bound or to which their respective properties or assets may be subject ("IDRC Contract") (i) which is
                                                 -------------
for the sale of any goods or the provision of any services involving more than $100,000 individually or in the aggregate with respect to any party or related parties; (ii) which, if terminated, would result in an IDRC Material Adverse Effect; (iii) which is with any present or former employee, for the employment or retention as a consultant or independent contractor of any person, in each case which (A) involves aggregate annual compensation of more than $100,000 or
(B) contains severance obligations; (iv) which is a severance agreement, program or policy of IDRC or an IDRC Subsidiary with or relating to its employees; (v) Contracts involving more than $100,000, the terms of which any of the rights or obligations of a party thereto will be modified or altered as a result of the transactions contemplated hereby or which contain change in control provisions;
(vi) Contracts involving more than $100,000 individually or in the aggregate with respect to any party or related parties and containing a commission, representative, franchise, distributorship, or sales agency arrangement; (vii) which involves a license, or other arrangement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright which, if terminated, would result in an IDRC Material Adverse Effect; (viii) which is an arrangement limiting or restraining IDRC or any IDRC Subsidiary or any successor thereto from engaging or competing in any manner or in any business; or (ix) under which IDRC or any IDRC Subsidiary guarantees the payment or performance by others or in any way is or will be liable with respect to obligations of any other person, which obligations individually or in the aggregate exceed $100,000.

            (b) All IDRC Contracts are valid and binding and in full force and effect as to IDRC on the date of this Agreement except to the extent they have previously expired in accordance with their terms or except to the extent that their invalidity would not have an IDRC Material Adverse Effect. None of IDRC, the IDRC Subsidiaries nor, to IDRC's knowledge, any other parties, have violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any IDRC Contract, the termination or violation of which, or the default under which, would reasonably be expected to have an IDRC Material Adverse Effect.

      SECTION 2.1 INSURANCE. The IDRC SCHEDULE accurately sets forth as of the day preceding the date hereof all policies of insurance, other than title insurance policies, held by or on behalf of IDRC and all outstanding claims under such policies. All such policies of insurance are in full force and effect, all premiums required to be paid as of the date hereof have been paid in full, and no notice of cancellation has been received.

      SECTION 2.14   AUTHORIZATIONS; COMPLIANCE WITH LAW.

            (a) IDRC and the IDRC Subsidiaries hold all licenses, franchises, certificates, consents, permits, approvals, certificates of public convenience and necessity, and authorizations ("Authorizations") from all Governmental
                                    --------------
Entities and other persons which are necessary for the lawful conduct of their respective businesses and their use and occupancy of their assets and properties in the manner currently conducted, used and occupied, except where the failure to hold any of the foregoing would not have an IDRC Material Adverse Effect.
All of such Authorizations are valid, in good standing and in full force and effect and IDRC and the IDRC Subsidiaries have duly performed in all material respects all of their respective obligations under such Authorizations. No event has occurred with respect to the Authorizations which permits, or after notice or lapse of time or both would permit, revocation or termination thereof other than Authorizations, the termination or revocation of which would not have an IDRC Material Adverse Effect or would result in any other material impairment of the rights of the holder of any of the Authorizations, and no terminations thereof have been, to the knowledge of IDRC, threatened.

            (b) IDRC and each IDRC Subsidiary is in compliance with all applicable laws, statutes, ordinances, codes, rules and regulations of any Governmental Entities, except where such non-compliance would not have an IDRC Material Adverse Effect, and IDRC has not received any notice from a Governmental Entity since March 1, 1996 of any such non-compliance.

      SECTION 2.15   TAXES.

            (a) All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by IDRC or the IDRC Subsidiaries (the "Tax Returns") on or prior to the date hereof or with respect
                   -----------
to taxable periods ending on or prior to the date hereof with respect to any federal, state, local or foreign taxes, assessments, deficiencies, fees and other governmental charges or impositions (including all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, transfer, franchise, license, school and any other tax or similar governmental charge or imposition (including interest, penalties or additions with respect thereto) under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof ("Taxes") have been timely filed with the
                                   -----
appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, correct and complete in all material respects, to IDRC's knowledge.

            (b) All Taxes, including those which are called for by the Tax Returns, or heretofore or hereafter claimed to be due by any taxing authority from IDRC and the IDRC Subsidiaries, have been fully paid or properly accrued. The accruals for Taxes contained in the Balance Sheet are adequate to cover the tax liabilities of IDRC and the IDRC Subsidiaries as of the Balance Sheet Date and include adequate provision for all deferred taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate with respect to taxable periods (or partial periods) ending on or prior to the Closing Date.

            (c) Neither IDRC nor the IDRC Subsidiaries have received any notice of assessment or proposed assessment in connection with any Taxes or Tax Returns and, to IDRC's knowledge, there are not pending tax examinations of or tax claims asserted against IDRC or the IDRC Subsidiaries or any of their respective assets or properties. Neither IDRC nor any IDRC Subsidiary has extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes with respect to taxable periods (or partial periods) ending on or prior to the Closing Date.

            (d) There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of IDRC or the IDRC Subsidiaries. IDRC has no knowledge of any basis for any additional assessment of any Taxes. IDRC and the IDRC Subsidiaries have made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including the portion of such deposits relating to taxes imposed upon IDRC or the IDRC Subsidiaries with respect to taxable periods (or partial periods) ending on or prior to the Closing Date.

      SECTION 2.16 ABSENCE OF LITIGATION; CLAIMS. Except as set forth in the IDRC SCHEDULE, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of IDRC, threatened against IDRC or any of the IDRC Subsidiaries, or any properties or rights of IDRC or any of the IDRC Subsidiaries, or, to IDRC's knowledge, with respect to which any director, officer, employee or agent is or may be entitled to claim indemnification from IDRC or any IDRC Subsidiary pursuant to IDRC's Certificate of Incorporation or Bylaws or pursuant to any similar organizational documents of any IDRC Subsidiary or under any indemnification agreements to which IDRC or any IDRC Subsidiary is a party before any Governmental Entity, nor is there any judgement, decree, injunction, rule or order of any Governmental Entity outstanding against IDRC or any of the IDRC Subsidiaries.

      SECTION 2.17  EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS.

            (a) The IDRC SCHEDULE lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive,
          -----
deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, written or otherwise, for the benefit of, or relating to, any current or former employee of IDRC, any trade or business (whether or not incorporated) which is a member of a controlled group including IDRC or which is under common control with IDRC (an "ERISA Affiliate") the meaning of Section 414 of the Code, or any IDRC
 ---------------
Subsidiary, as well as each plan with respect to which IDRC, an ERISA Affiliate or an IDRC Subsidiary could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "Employee
                                                                     --------
Plans"), excluding Employee Plans under which IDRC has no remaining obligations
-----
and any of the foregoing that are maintained by IDRC under the laws of any foreign jurisdiction. With respect to each Employee Plan, as applicable, a copy of (i) each such written Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), together with all amendments, trust agreements, insurance policies and service agreements; (ii) the three most recently filed Forms 5500 or 5500 C/R and any financial statements attached thereto; (iii) the most recent IRS determination letter; (iv) the most recent summary plan description; (v) all reports submitted within the preceding three years by third-party administrators, actuaries, investment managers, consultants, or other independent contractors, and (vi) all notices that were issued within the preceding three years by the IRS, Department of Labor, the Pension Benefit Guaranty Corporation, or any other Governmental Entity have been, or, pursuant to Section (f), will be, provided to TeleSpectrum.

          (b) Except as set forth in the IDRC SCHEDULE, (i) none of the Employee Plans promises or provides health or other benefits after an employee's or former employee's retirement or other termination of employment except as required by Section 4980B of the Code and none of the Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) there has not been any breach of any fiduciary duty, as described in Section 404 of ERISA, or no "prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Employee Plan, which could result in any material liability of IDRC, any ERISA Affiliate or any of the IDRC Subsidiaries; (iii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, IRS or Secretary of the Treasury), all Employee Plans have in all material respects been operated at all times in accordance with their terms and with ERISA and the Code, and IDRC and each of the ERISA Affiliates and the IDRC Subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made by IDRC, an ERISA Affiliate or an IDRC Subsidiary to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and all benefits accrued under a funded or unfunded Employee Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP as of the IDRC Balance Sheet date and all monies withheld from employee paychecks with respect to the Employee Plans have been transferred to the appropriate Employee Plan in a timely manner as required by applicable law; (vi) with respect to each Employee Plan, no "reportable event" within the meaning of
Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063, 4604 or 4041 of ERISA has occurred; and (vii) neither IDRC nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course); (viii) neither IDRC nor any ERISA Affiliate has incurred any material liability for any excise, income or other taxes or penalties with respect to any Employee Plan, and no event has occurred and no circumstance exists that could give rise to any such liability; (ix) there are no pending or threatened claims against any Employee Plan (other than routine claims for benefits) or against any fiduciary of an Employee Plan with respect to such plan, nor, to the knowledge of IDRC, is there any basis for such a claim; (x) no Employee Plan is presently under audit or examination (nor has notice been received of a potential audit or examination) by any Governmental Entity, and no matters are pending with respect to any Employee Plan under any governmental corrective or remedial program; (xi) no Employee Plan contains any provision or is subject to any law that would prohibit the transaction contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination or other payments or liabilities as a result of the transactions contemplated by this Agreement; and (xii) IDRC has not made a plan or commitment, whether or not legally enforceable, to create any additional Employee Plan or to modify or change any existing Employee Plan and all Employee Plans may be amended or terminated without penalty at any time on or after the Closing; provided that, for purposes of Clause (xii), vesting under the IDRC 401(k) Plan and the IDRC 1996 Stock Option Plan shall not be deemed a penalty.

          (c) The IDRC SCHEDULE sets forth, or IDRC has provided, a true and complete list of each current or former employee, officer or director of IDRC or any of the IDRC Subsidiaries who holds any option to purchase IDRC Common Stock as of the date hereof, together with the number of shares of IDRC Common Stock which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested within six months from the date hereof, or as a result of, the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the
Code (an "ISO"), and the expiration date of such option.   The IDRC SCHEDULE
          ---
also sets forth the total number of such ISOs and such nonqualified options.

          (d) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of IDRC or any of its affiliates who is a "disqualified individual" (as such term is defined in Proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Employee Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G of the Code) and no bonus compensation has been declared or paid in contemplation of the transactions contemplated by this Agreement.

          (e) Any person classified by IDRC, an ERISA Affiliate or an IDRC Subsidiary as an independent contractor satisfies and has at all times satisfied the requirements of applicable law to be so classified, each such person's compensation has been fully and accurately reported on IRS Form 1099 and there are no obligations to provide benefits with respect to such person or any other person providing services through a leasing organization under the Employee Plans or otherwise.

      SECTION 2.18 CUSTOMERS. To the knowledge of IDRC, IDRC currently has good working relationships with all of its significant customers. The IDRC SCHEDULE contains, with respect to each of the years ended December 31, 1996 and 1997 and the eleven months ended November 30, 1998, a list of the names of the ten customers that were the largest dollar volume customers of products or services sold or provided by IDRC for each such year or period. Except as set forth in the IDRC SCHEDULE, none of such customers that are included in the list of top ten customers for the 11-month period ended November 30, 1998 has given IDRC notice terminating or canceling or, to the knowledge of IDRC, has threatened to (i) terminate or cancel any Contract with IDRC or (ii) substantially reduce the amount of business conducted with IDRC.

      SECTION 2.19 LABOR MATTERS. There are no controversies pending or, to the knowledge of IDRC, threatened, between IDRC or any of the IDRC Subsidiaries or any of their respective employees, which controversies if decided adversely to IDRC would have an IDRC Material Adverse Effect. Neither IDRC nor any of the IDRC Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by IDRC nor or any of the IDRC Subsidiaries as a bargaining representative for employees of IDRC or any of the IDRC Subsidiaries. To IDRC's knowledge, there are no activities or proceedings of any labor organization (or representative thereof) or employee group to organize any of IDRC's employees. In addition, there is no strike, picketing or work stoppage by, or any lockout of, employees of IDRC or the IDRC Subsidiaries or any material dispute, slowdown or labor disturbance pending or, to the knowledge of IDRC, threatened, against or involving IDRC or any of the IDRC Subsidiaries.

      SECTION 2.20 ENVIRONMENTAL MATTERS. To IDRC's knowledge, as of the date of this Agreement, neither IDRC nor any IDRC Subsidiary or any current or prior owner of any property leased or controlled by IDRC has received any written or oral notice from a Governmental Entity or any other person that alleges that IDRC, any IDRC Subsidiary or such current or prior owner is not, or has not
been, in compliance with any Environmental Law.   To IDRC's knowledge, all
property that is leased to, controlled by or used by IDRC or any IDRC Subsidiary, is free of any material environmental contamination of any nature. For purposes of this Section 2.20: (i) "Environmental Law" means any federal, state, local or foreign statute, law, rule or regulation relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

      SECTION 2.21 INTELLECTUAL PROPERTY. Except as set forth in the IDRC SCHEDULE, neither IDRC nor any IDRC Subsidiary has any registered copyrights, patents, trademarks or applications for any registered copyrights, patents or trademarks. IDRC possesses working copies of all software and firmware as are necessary for or otherwise used in the current conduct of IDRC or any IDRC Subsidiary, together with copies of all related manuals and other documentation. All software, firmware, trademarks, trade secrets, and proprietary technologies, know-how, and all other inventions, discoveries, improvements, processes and formulas (secret or otherwise) related to IDRC's and any related documentation thereto (the "Intellectual Properties") are owned or licensed by IDRC, and no
              -----------------------
present or former employee of, or consultant to, IDRC has any proprietary, commercial or other interest, direct or indirect, in the Intellectual Properties owned or leased by IDRC, other than licensors of any such Intellectual Properties. In conducting their respective business as presently conducted, neither IDRC nor any IDRC Subsidiary is infringing upon or unlawfully or wrongfully using any patent, trademark, trade name, service mark, copyright or any other form of intellectual property or trade secret, owned or claimed by another. Neither IDRC nor any IDRC Subsidiary is in default under, nor has it received any notice of any claim of infringement or any other claim or proceeding relating to, any such patent, trademark, trade name, service mark, copyright, trade secret or any other form of intellectual property or any agreement relating thereto.

      SECTION 2.22 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by IDRC for inclusion in the registration statement of TeleSpectrum on Form S-4 pursuant to which shares of TeleSpectrum Common Stock will be registered with the SEC (the "Registration Statement") shall not
                                      ----------------------
contain, at the time the Registration Statement is declared effective by the SEC, any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information supplied by IDRC for inclusion in the proxy statement/prospectus (the "Proxy Statement") to be sent to the stockholders of IDRC in connection
      ---------------
with the special meeting of IDRC's stockholders to consider this Agreement (the "IDRC Stockholders Meeting"), or alternatively in connection with the
 -------------------------
solicitation of consents by the stockholders of IDRC in lieu of a special meeting (the "IDRC Consent"), and to the stockholders of TeleSpectrum in
              ------------
connection with the special meeting of TeleSpectrum's stockholders to consider this Agreement (the "TeleSpectrum Stockholders Meeting"),
                     ---------------------------------
shall not, at the time the Proxy Statement is first mailed to stockholders, at the time of the IDRC Stockholders Meeting or the IDRC Consent, or at the time of TeleSpectrum Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the IDRC Stockholders Meeting or consents for the IDRC Consent which has become false or misleading. If at any time prior to the IDRC Stockholders Meeting, the IDRC Consent or the TeleSpectrum Stockholders Meeting, any event relating to IDRC or any of its affiliates should be discovered by IDRC which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, IDRC shall promptly inform TeleSpectrum.

      SECTION 2.23 TAX MATTERS. Neither IDRC nor, to the knowledge of IDRC, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code or make untrue any representation or warranty contained in IDRC Tax Certificate (as defined in Section 4.14 hereof).

      SECTION 2.24 AFFILIATES. Except for the persons listed in the IDRC SCHEDULE there are no persons who, to the knowledge of IDRC, may be deemed to be affiliates of IDRC under Rule 1-02 of Regulation S-X of the SEC and Rule 145 under the Securities Act.

      SECTION 2.25 BOARD ACTION. The Board of Directors of IDRC has unanimously determined that the transactions contemplated by this Agreement are in the best interests of IDRC and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof. IDRC has been advised by each of its affiliates, directors and executive officers that each such person intends to vote its or his shares of IDRC Common Stock in favor of the approval and adoption of this Agreement.

      SECTION 2.26 BROKERS AND FINDERS. Neither IDRC nor any IDRC Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein.

      SECTION 2.27 ADEQUACY OF DISCLOSURE. IDRC has made available to TeleSpectrum copies of all documents listed or referred to in the IDRC SCHEDULE hereto or referred to herein. Such copies are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder. No representation or warranty by IDRC in this Agreement nor the IDRC SCHEDULE contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.


                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF TELESPECTRUM

     TeleSpectrum represents and warrants to IDRC that, except as set forth on a Disclosure Schedule delivered by TeleSpectrum concurrently with the execution and delivery of this Agreement (the "TeleSpectrum Schedule"):
                                     ---------------------

      SECTION 3.1 ORGANIZATION AND POWERS. TeleSpectrum is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TeleSpectrum has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith. As used in this Agreement, "TeleSpectrum Material Adverse Effect" shall mean any
                         ------------------------------------
fact, condition, event, development or occurrence which, individually or when taken together with all other such facts, conditions, events, developments or occurrences, would reasonably be expected to have a material adverse effect on the financial condition, operating results or business of TeleSpectrum and the TeleSpectrum Subsidiaries (hereinafter defined), taken as a whole.

      SECTION 3.2 SUBSIDIARIES. The TELESPECTRUM SCHEDULE lists each Subsidiary and Joint Venture of TeleSpectrum, the jurisdiction of its organization and the amount of its securities outstanding and the owners thereof. Each Subsidiary of TeleSpectrum (the "TeleSpectrum Subsidiaries") is
                                                -------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each TeleSpectrum Subsidiary has all requisite power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the assets and properties used in connection therewith. Each TeleSpectrum Subsidiary is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required or good standing is recognized, all of which jurisdictions are disclosed in the TELESPECTRUM SCHEDULE, except where the failure to be so qualified would not have a TeleSpectrum Material Adverse Effect. Except as set forth in the TELESPECTRUM SCHEDULE, all issued and outstanding shares of capital stock of each TeleSpectrum Subsidiary, are owned by TeleSpectrum free and clear of Liens. There are no existing subscriptions, options, warrants, convertible securities, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) calling for or requiring the issuance, transfer, sale or other disposition of any shares of the capital stock of any TeleSpectrum Subsidiary, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of any TeleSpectrum Subsidiary, nor is TeleSpectrum or any TeleSpectrum Subsidiary subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire shares of capital stock of any TeleSpectrum Subsidiary, in any case except as set forth in the TELESPECTRUM SCHEDULE.
Except for the TeleSpectrum Subsidiaries and the Joint Ventures of TeleSpectrum or as set forth in the TELESPECTRUM SCHEDULE, neither TeleSpectrum nor any TeleSpectrum Subsidiary directly or indirectly (i) owns or controls any shares of any corporation nor has any voting securities of, or economic interest in, either of record beneficially or equitably, in any association, partnership, limited liability company, joint venture or other legal entity, or (ii) is a general partner of any partnership.

      SECTION 3.3 CAPITAL STOCK. As of the date hereof, TeleSpectrum has authorized capital stock consisting of 200,000,000 shares of TeleSpectrum Common Stock and 5,000,000 shares of Preferred Stock, par value $.01 per share ("TeleSpectrum Preferred Stock"). As of the date hereof: (i) 25,771,449 shares
  ----------------------------
of TeleSpectrum Common Stock are issued and outstanding, (ii) no shares of TeleSpectrum Preferred Stock are issued and outstanding, (iii) no shares of TeleSpectrum Common Stock or TeleSpectrum Preferred Stock are held as treasury shares, (iv) 3,863,654 shares of the TeleSpectrum Common Stock are underlying outstanding stock options granted under the TeleSpectrum's 1996 Equity Compensation Plan (the "TeleSpectrum Stock Plan"), (v) 236,346 shares of the
                        -----------------------
TeleSpectrum Common Stock were reserved for future issuance of options to be granted in the future under the TeleSpectrum Stock Plan, and (vi) 2,426,733 shares of TeleSpectrum Common Stock were reserved for issuance upon the exercise of outstanding warrants and options not granted under the TeleSpectrum Stock Plan. Since

September 30, 1998, (i) no additional shares of capital stock have been reserved for issuance by TeleSpectrum and (ii) the only issuances of shares of capital stock of TeleSpectrum have been issuances of TeleSpectrum Common Stock upon the exercise of outstanding stock options or warrants. All of the issued and outstanding shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable Federal and state securities laws. No shares of capital stock issued by TeleSpectrum are or were, at the time of their issuance subject to preemptive rights. There are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from TeleSpectrum at any time, or upon the happening of any stated event, any shares of the capital stock of TeleSpectrum whether or not presently issued or outstanding, except as set forth in the TELESPECTRUM SCHEDULE or as disclosed in this Section 3.3. All of the Merger Shares and Warrant Shares have been duly authorized and, upon issuance in accordance with this Agreement and the terms of the Warrants, will be validly issued, fully paid and nonassessable and will be issued in compliance with all federal and state securities laws. All of the Merger Shares and upon issuance, the Warrant Shares, will be freely tradable except for restrictions that may be imposed on Affiliates (as such term is defined in Rule 144 under the Securities Act) by Rules 144 or 145 of the Securities Act or the IDRC Stockholder Support Agreement.

      SECTION 3.4 CERTIFICATE OF INCORPORATION, BYLAWS, MINUTE BOOKS AND RECORDS. The copies of the Certificate of Incorporation and all amendments thereto and of the Bylaws, as amended, of TeleSpectrum and the TeleSpectrum Subsidiaries which have been delivered to IDRC are true, correct and complete copies thereof as in effect on the date hereof. The minute books of TeleSpectrum and the TeleSpectrum Subsidiaries which have been made available for inspection contain minutes, which are accurate and complete in all material respects, of all meetings and consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the stockholders of TeleSpectrum and the TeleSpectrum Subsidiaries since the respective dates of incorporation.

      SECTION 3.5 AUTHORITY; BINDING EFFECT. TeleSpectrum has all requisite corporate power and authority to execute and deliver this Agreement and, subject to approval and adoption of this Agreement and approval of the Merger by a majority of the shares of TeleSpectrum Common Stock of record outstanding on the record date for the TeleSpectrum Stockholders' Meeting (the "Required
                                                             --------
TeleSpectrum Stockholder Approval"), to consummate the transactions contemplated
---------------------------------
hereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of TeleSpectrum by applicable law and by TeleSpectrum's Certificate of Incorporation and Bylaws to authorize (i) the approval, execution and delivery by TeleSpectrum of this Agreement and (ii) the performance of TeleSpectrum's obligations under this Agreement and, subject to obtaining the Required TeleSpectrum Stockholder Approval, the consummation of the transactions contemplated hereby has been taken or will have been taken prior to the Closing. This Agreement constitutes a valid and binding agreement of TeleSpectrum, enforceable against TeleSpectrum in accordance with its terms.

      SECTION 3.6 CONFLICT WITH OTHER AGREEMENTS; APPROVALS. The execution and delivery of this Agreement by TeleSpectrum does not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of TeleSpectrum or the comparable organizational documents of any TeleSpectrum Subsidiary, (ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third party right of termination, cancellation, material modification or acceleration, or loss of any benefit, under any contract to which TeleSpectrum or any TeleSpectrum Subsidiary is a party or by which it is bound, or (iii) subject to the consents, approvals, orders, authorizations, filings, declarations and registrations specified in Section 3.7 or in the TELESPECTRUM SCHEDULE in response thereto, conflict with or result in a violation of any permit, concession, franchise or license or any law, rule or regulation applicable to TeleSpectrum or any of the TeleSpectrum Subsidiaries or any of their properties or assets, except, in the case of clauses (ii) and
(iii), for any such breaches, defaults, Liens, third party rights, cancellations, modifications, accelerations or losses of benefits, conflicts or violations which would not have a TeleSpectrum Material Adverse Effect and do not impair the ability of the TeleSpectrum to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby.

      SECTION 3.7 GOVERNMENTAL CONSENTS AND APPROVALS. Except as set forth in the TELESPECTRUM SCHEDULE, neither the execution and delivery of this Agreement by TeleSpectrum nor the consummation by TeleSpectrum of the transactions contemplated hereby will require any consent, approval, order, authorization, or permit of, or filing with or notification to, any Governmental Entity, except
(a) the filing of the Registration Statement with the SEC in accordance with the Securities Act and the entry of an order by the SEC permitting such Registration Statement to become effective, and compliance with applicable state securities laws, (b) compliance with applicable securities laws, (c) the filing of the Proxy Statement and related proxy materials with the SEC in accordance with the Exchange Act, (d) the filing of a premerger notification report form and expiration or termination of the waiting period under the HSR Act, (e) the filing and recording of the Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL, and (f) such other consents, approvals, orders, authorizations, registrations, declarations and filings which if not made or obtained, would have a TeleSpectrum Material Adverse Effect.

      SECTION 3.8 SEC REPORTS. TeleSpectrum has filed all required forms, reports and documents with the SEC since September 30, 1996 (collectively, the

"TeleSpectrum's SEC Reports"), including TeleSpectrum's Annual Report on Form
---------------------------
10-K for the year ended December 31, 1997 and TeleSpectrum's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998. TeleSpectrum's SEC Reports have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of TeleSpectrum's SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. TeleSpectrum has heretofore delivered or made available to IDRC, in the form filed with the SEC, all of TeleSpectrum's SEC Reports.

      SECTION 3.9 FINANCIAL STATEMENTS. The (a) consolidated balance sheets of TeleSpectrum and the TeleSpectrum Subsidiaries at December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997 and for the period from April 26, 1996 (Inception) to December 31, 1996, together with the notes thereto, audited by Arthur Andersen LLP; and (b) unaudited consolidated balance sheets of TeleSpectrum and the TeleSpectrum Subsidiaries at September 30, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the nine-month periods ended September 30, 1998 and 1997, have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as may be indicated in the notes therein). Such balance sheets, including the related notes, fairly present, in all material respects, the consolidated financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of TeleSpectrum and the TeleSpectrum Subsidiaries at the dates indicated and such consolidated statements of operations, stockholders' equity and cash flows fairly present the consolidated results of operations, stockholders' equity and cash flows of TeleSpectrum and the TeleSpectrum Subsidiaries for the periods indicated (except that for the absence of notes with respect to the unaudited financial statements). The unaudited consolidated financial statements as of and for the nine-month period ending September 30, 1998 contain all adjustments, which are solely of a normal recurring nature, necessary to present, in all material respects, fairly the consolidated financial position at September 30, 1998, and the results of operations, stockholders' equity and cash flows for the nine-month period then ended. (The unaudited consolidated balance sheet of TeleSpectrum and the TeleSpectrum Subsidiaries at September 30, 1998 described above is referred to herein as the "TeleSpectrum Balance Sheet.")
               --------------------------

      SECTION 3.10 ABSENCE OF CERTAIN CHANGES. Except as described in the TELESPECTRUM SCHEDULE, since September 30, 1998, TeleSpectrum and the TeleSpectrum Subsidiaries have conducted their business solely in the ordinary
course consistent with past practice.   Except as otherwise disclosed in the
TELESPECTRUM SCHEDULE or in TeleSpectrum's SEC Reports, since September 30, 1998, TeleSpectrum and the TeleSpectrum Subsidiaries have not

              (a)    suffered any TeleSpectrum Material Adverse Effect;

              (b) been subject to any other events or conditions of any character that would materially impair the ability of TeleSpectrum to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby;

              (c) made any material change to their respective accounting methods, principles or practices, except as required by subsequent changes in GAAP;

              (d) been subject to any revaluation of any assets of TeleSpectrum or any of the TeleSpectrum Subsidiaries that, individually or in the aggregate has had, or would reasonably be expected to have a TeleSpectrum Material Adverse Effect, including writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

              (e) incurred or paid any material liabilities, other than liabilities incurred or paid in the ordinary course of business consistent with past practice, discharged or satisfied any material Lien, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or would reasonably be expected to cause a TeleSpectrum Material Adverse Effect; or

              (f) taken or been subject to any other action or event that would have required the consent of IDRC pursuant to Section 4.2 hereof.

      SECTION 3.11 INDEBTEDNESS; ABSENCE OF UNDISCLOSED LIABILITIES. The TELESPECTRUM SCHEDULE discloses as of the date hereof all indebtedness for money borrowed of TeleSpectrum or any TeleSpectrum Subsidiary including the payee, the original principal amount of the loan, the current unpaid balance of the loan, the interest rate and the maturity date. Neither TeleSpectrum nor any TeleSpectrum Subsidiaries have any material indebtedness, liability or obligation of any kind (whether known or unknown, accrued, absolute, asserted or unasserted, contingent or otherwise) except (i) as and to the extent reflected, reserved against or otherwise disclosed on the TeleSpectrum Balance Sheet or the TELESPECTRUM SCHEDULE, (ii) for liabilities and obligations incurred subsequent to September 30, 1998 in the ordinary course of business, and (iii) liabilities under any Contracts of TeleSpectrum.

      SECTION 3.12 CONTRACTS. All contracts, documents, instruments or arrangements that are of a nature required to be filed as an exhibit to the TeleSpectrum SEC Reports under the Exchange Act (the "TeleSpectrum SEC
                                                      ----------------
Contracts") have been filed as an exhibit thereto. All TeleSpectrum SEC Contracts are valid and binding obligations of TeleSpectrum enforceable against TeleSpectrum in accordance with their terms. None of TeleSpectrum, the TeleSpectrum Subsidiaries nor, to TeleSpectrum's knowledge, any other parties, have violated any provisions of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any TeleSpectrum SEC Contract, the termination or violation of which, or the default under which, would reasonably be expected to have a TeleSpectrum Material Adverse Effect.

      SECTION 3.13 ABSENCE OF LITIGATION; CLAIMS. Except as set forth in the TELESPECTRUM SCHEDULE, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of TeleSpectrum, threatened against TeleSpectrum or any of the TeleSpectrum Subsidiaries, or any properties or rights of TeleSpectrum or any of the TeleSpectrum Subsidiaries, or with respect to which any director, officer, employee or agent is or may be entitled to claim indemnification from TeleSpectrum or any TeleSpectrum Subsidiary pursuant to TeleSpectrum's certificate of incorporation or Bylaws or pursuant to any similar organizational documents of any TeleSpectrum Subsidiary or under any indemnification agreements to which TeleSpectrum or any TeleSpectrum Subsidiary is a party before any Governmental Entity, nor is there any judgement, decree, injunction, rule or order of any Governmental Entity outstanding against TeleSpectrum or any of the TeleSpectrum Subsidiaries.

      SECTION 3.14 TAX MATTERS. The representations and warranties contained in the TeleSpectrum Tax Certificate (as defined in Section 4.14 hereof) are true and correct in all material respects. Neither TeleSpectrum nor, to the knowledge of TeleSpectrum, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or make untrue any presentation or warranty contained in the TeleSpectrum Tax Certificate.

      SECTION 3.15 AFFILIATES. Except for the persons listed in the TELESPECTRUM SCHEDULE, there are no persons who, to the knowledge of TeleSpectrum, may be deemed to be affiliates of TeleSpectrum under Rule 1-02 of Regulation S-X of the SEC.

      SECTION 3.16 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by TeleSpectrum for inclusion in the Registration Statement shall not contain, at the time the Registration Statement is declared effective by the SEC, any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information supplied by TeleSpectrum for inclusion in the Proxy Statement to be sent to the stockholders of TeleSpectrum in connection with the TeleSpectrum Stockholders Meeting shall not, at the time the Proxy Statement is first mailed to stockholders or at the time of the TeleSpectrum Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the TeleSpectrum Stockholders Meeting which has become false or misleading.

      SECTION 3.17 STATE TAKEOVER STATUTES. The TeleSpectrum Board has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger and this Agreement the provisions of Section 203 of the DGCL to the extent, if any, that such section is applicable to the Merger and this Agreement. To TeleSpectrum's knowledge, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or this Agreement.

      SECTION 3.18 BOARD ACTION. The Board of Directors of TeleSpectrum, has unanimously determined that the transactions contemplated by this Agreement are in the best interests of TeleSpectrum and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof. TeleSpectrum represents and warrants that it has been advised by each of its directors and executive officers that each such person intends to vote his shares of TeleSpectrum Common Stock in favor of the approval and adoption of this Agreement.

      SECTION 3.19 BROKERS AND FINDERS. Neither TeleSpectrum nor any of its respective officers, directors or employees has engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein, except that TeleSpectrum has retained J. P. Morgan Securities, Inc. as its financial advisor pursuant to the terms of an engagement letter, a copy of which has previously been furnished to IDRC.

      SECTION 3.20 ADEQUACY OF DISCLOSURE. TeleSpectrum has made available to IDRC copies of all documents listed or referred to in the TELESPECTRUM SCHEDULE hereto or referred to herein. Such copies are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder. No representation or warranty by TeleSpectrum in this Agreement nor the TELESPECTRUM SCHEDULE contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.


                                  ARTICLE IV
                                   COVENANTS

      SECTION 4.1 CONDUCT OF IDRC'S BUSINESS. IDRC covenants and agrees that, between the date of this Agreement and the Effective Time, except to the extent
(i) TeleSpectrum shall otherwise consent in writing, (ii) as otherwise expressly set forth in the IDRC SCHEDULE, or (iii) as may be expressly contemplated by this Agreement, the business of IDRC and the IDRC Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and IDRC and the IDRC Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of their present officers, employees and consultants that are integral to the operation of their businesses as presently conducted and to preserve their present relationships with customers, suppliers and other persons with which IDRC and the IDRC Subsidiaries have significant business relations. Without limiting the generality of the foregoing, except to the extent (i) TeleSpectrum shall otherwise consent in writing, (ii) as otherwise expressly set forth in the IDRC

SCHEDULE, or (iii) as may be expressly contemplated by this Agreement, IDRC will not, and will not permit any of the IDRC Subsidiaries, directly or indirectly, to:

          (a) (i) amend or propose to amend its Certificate of Incorporation or ByLaws; (ii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares; (iii) redeem, purchase, acquire or offer to acquire any shares of its capital stock; (iv) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock, or of any class or other property or assets whether pursuant to any rights agreement, stock option plans described in the IDRC SCHEDULE or otherwise, provided that IDRC may issue shares of IDRC Common Stock pursuant to options and warrants outstanding as of the date of this Agreement or issued after the date of this Agreement and prior to the Effective Time upon the prior written consent of TeleSpectrum, and grant additional stock options in the ordinary course of business and consistent with past practice; (v) accelerate, amend or change the period of exerciseability of options or restricted stock granted under any IDRC Employee Plans or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement, or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (a);

          (b) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company or other business organization or division thereof or make any equity investments therein; (ii) incur any indebtedness for borrowed money or issue any debt securities except in the ordinary course of business and consistent with past practice, (iii) make any commitments or agreements for capital expenditures or capital additions except in the ordinary course of business and consistent with past practice; (iv) enter into or modify any material IDRC Contract except in the ordinary course of business and consistent with past practice provided that such amendments shall not, individually or in the aggregate, have or result in an IDRC Material Adverse Effect; (v) terminate, modify, assign, waive, release or relinquish any material contract rights or amend any material rights or claims not in the ordinary course of business, except as expressly provided herein, or where such actions, individually or in the aggregate, will not have or result in an IDRC Material Adverse Effect; or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (b);

          (c) (i) initiate any litigation or arbitration proceeding, unless the failure to initiate such litigation or arbitration proceeding would materially prejudice the rights of IDRC to initiate such litigation or arbitration proceeding in the future, (ii) revalue any of its assets, including writing off notes or accounts receivable, other than in the ordinary course of business,
(iii) make any material change to their respective accounting methods, principles or practices except in response to any changes in GAAP which are adopted after the date of this Agreement, or (iv) settle or compromise any Tax liability, or prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

          (d) (i) grant any increase in the salary or other compensation of its employees or grant any bonus to any employee, other than regularly scheduled raises or bonuses consistent with past practice or as otherwise required pursuant to existing employment agreements or other bonus practices or policies of IDRC or any IDRC Subsidiary, or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any officer or employee; (ii) take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees or to increase the benefits payable under its severance or termination pay practices; or (iii) adopt or amend, in any respect, except as may be required by applicable law or regulation, any bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees;

          (e) take any action which would cause its representations and warranties contained herein, if made on and as of the date of such action, untrue or incorrect in any respect such that the condition contained in Section 5.3(a) would not be satisfied as a result thereof; or

          (f) take (and will use reasonable efforts to prevent any affiliate of IDRC from taking) or agree in writing or otherwise to take, (i) any of the actions described in this Section 4.l, (ii) any action which could prevent IDRC from performing, or cause IDRC not to perform, its obligations under this Agreement such that the condition contained in Section 5.3(b) would not be satisfied as a result thereof, or (iii) any action that would cause the Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code.

      SECTION 4.2 TELESPECTRUM'S UNDERTAKINGS. TeleSpectrum covenants and agrees that, between the date of this Agreement and the Effective Time, except to the extent (i) IDRC shall otherwise consent in writing, (ii) as otherwise expressly set forth in the TELESPECTRUM SCHEDULE, or (iii) as may be expressly contemplated by this Agreement, the business of TeleSpectrum and the TeleSpectrum Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and TeleSpectrum and the TeleSpectrum Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of their present officers, employees and consultants that are integral to the operation of their businesses as presently conducted and to preserve their present relationships with customers, suppliers and other persons with which TeleSpectrum and the TeleSpectrum Subsidiaries have significant business relations. Without limiting the generality of the foregoing, except to the extent (i) IDRC shall otherwise consent in writing, (ii) as otherwise expressly set forth in the TELESPECTRUM SCHEDULE, or (iii) as may be expressly contemplated by this Agreement, TeleSpectrum will not, and will not permit any of the TeleSpectrum Subsidiaries, directly or indirectly, to:

          (a) (i) amend or propose to amend its Certificate of Incorporation or ByLaws; (ii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares; (iii) redeem, purchase, acquire or offer to acquire any shares of its capital stock; provided that TeleSpectrum may acquire shares of TeleSpectrum Common Stock upon the consummation of its planned merger (the "CRW Merger"), through a TeleSpectrum
                                         ----------
Subsidiary, with CRW Financial, Inc., a Delaware corporation ("CRW"), pursuant
                                                               ---
to the terms of that certain Agreement and Plan of Merger dated as of September 4, 1998 by and among TeleSpectrum, a TeleSpectrum Subsidiary and CRW (the "CRW
                                                                           ---
Agreement"); (iv) make any material amendments to, or waive any material
---------
conditions to closing under, the CRW Agreement; (v) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock, or of any class or other property or assets whether pursuant to any rights agreement, stock option plans described in the TELESPECTRUM SCHEDULE or otherwise, provided that TeleSpectrum may issue shares of TeleSpectrum Common Stock pursuant to options and warrants outstanding as of the date of this Agreement or issued after the date of this Agreement, grant additional stock options in the ordinary course of business and issue shares of TeleSpectrum Common Stock in the CRW Merger; (vi) accelerate, amend or change the period of exerciseability of options or restricted stock granted under or outside of any of the TeleSpectrum Stock Plans or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement, or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (a) other than the CRW Agreement;

          (b) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation (other than CRW), partnership, limited liability company or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities except in the ordinary course of business and consistent with past practice, (iii) make any commitments or agreements for capital expenditures or capital additions except in the ordinary course of business and consistent with past practice; (iv) enter into or modify any TeleSpectrum Contract except in the ordinary course of business and consistent with past practice provided that such amendments shall not, individually or in the aggregate, have or result in a TeleSpectrum Material Adverse Effect; (v) terminate, modify, assign, waive, release or relinquish any material contract rights or amend any material rights or claims not in the ordinary course of business, except as expressly provided herein, or where such actions, individually or in the aggregate, will not have or result in a TeleSpectrum Material Adverse Effect; or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (b) other than the CRW Agreement;

          (c) (i) initiate any litigation or arbitration proceeding, unless the failure to initiate such litigation or arbitration proceeding would materially prejudice the rights of TeleSpectrum to initiate such litigation or arbitration proceeding in the future, (ii) revalue any of its assets, including writing off notes or accounts receivable, other than in the ordinary course of business, or
(iii) make any material change to their respective accounting methods, principles or practices except in response to any changes in GAAP which are adopted after the date of this Agreement;

          (d) take any action which would cause its representations and warranties contained herein, if made on and as of the date of such action, untrue or incorrect in any respect such that the condition contained in Section 5.2(a) would not be satisfied as a result thereof; or

          (e) take (and will use reasonable efforts to prevent any affiliate of TeleSpectrum from taking) or agree in writing or otherwise to take, (i) any of the actions described in this Section 4.2, (ii) any action which could prevent TeleSpectrum from performing, or cause TeleSpectrum not to perform, its obligations under this Agreement such that the condition contained in Section 5.2(b) would not be satisfied as a result thereof, or (iii) any action that would cause the Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code.

      SECTION 4.3   UPDATING OF SCHEDULES.

          (a) IDRC shall promptly disclose to TeleSpectrum any information contained in its representations and warranties or in the IDRC SCHEDULE which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of IDRC or in the IDRC SCHEDULE hereto for the purposes of Articles V or VII hereof, unless TeleSpectrum shall have consented thereto in writing.

          (b) TeleSpectrum shall promptly disclose to IDRC any information contained in its representations and warranties or in the TELESPECTRUM SCHEDULE which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of TeleSpectrum or in the TELESPECTRUM SCHEDULE hereto for the purposes of Articles V or VII hereof, unless IDRC shall have consented thereto in writing.

      SECTION 4.4   ACCESS TO INFORMATION.

          (a) Between the date of this Agreement and the Effective Time, IDRC will (a) give TeleSpectrum and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all offices, warehouses and other facilities and to all of its books and records, (b) permit TeleSpectrum to make such reasonable inspections as it may require, and (c) cause its officers and those of its subsidiaries to furnish TeleSpectrum with such financial and operating data and other information with respect to the business and properties of IDRC, as TeleSpectrum may from time to time reasonably request and as IDRC may have on hand or be able to produce without hardship; provided, however, that (i) TeleSpectrum shall ensure that no representative of TeleSpectrum interferes with or otherwise disrupts the business or operations of IDRC while exercising the rights provided under this
Section 4.4(a), and (ii) IDRC shall not be required to permit any inspection, or to disclose any information, that in the reasonable judgment of IDRC, would (a) result in the disclosure of trade secrets of third parties, (b) violate any obligation of IDRC with respect to confidentiality, (c) jeopardize protections afforded IDRC under the attorney-client privilege or the attorney work product doctrine, or (d) materially interfere with the conduct of IDRC's business. All information obtained by TeleSpectrum and its representatives pursuant to this
Section 4.4(a) shall be treated as confidential pursuant to the existing confidentiality agreement between the parties.

          (b) Between the date of this Agreement and the Closing Date, TeleSpectrum will (a) give IDRC and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all offices, warehouses and other facilities and to all of its books and records, (b) permit IDRC to make such reasonable inspections as it may require, and (c) cause its officers and those of its subsidiaries to furnish IDRC with such financial and operating data and other information with respect to the business and properties of TeleSpectrum, as IDRC may from time to time reasonably request and as TeleSpectrum may have on hand or be able to produce without hardship; provided, however, that (i) IDRC shall ensure that no representative of IDRC interferes with or otherwise disrupts the business or operations of TeleSpectrum while exercising the rights provided under this Section 4.4(b), and (ii) TeleSpectrum shall not be required to permit any inspection, or to disclose any information, that in the reasonable judgment of TeleSpectrum, would (a) result in the disclosure of trade secrets of third parties, (b) violate any obligation of TeleSpectrum with respect to confidentiality, (c) jeopardize protections afforded TeleSpectrum under the attorney-client privilege or the attorney work product doctrine, or (d) materially interfere with the conduct of TeleSpectrum's business. All information obtained by IDRC and its representatives pursuant to this Section 4.4(b) shall be treated as confidential pursuant to the existing confidentiality agreement between the parties.

      SECTION 4.5   STOCKHOLDER VOTE; PROXY STATEMENT.

          (a) As promptly as practicable after the date hereof, TeleSpectrum shall take all action necessary in accordance with Rules 14a-1 et. seq. of the Exchange Act, the DGCL, the rules of the NMS and its Certificate of Incorporation and Bylaws to call, give notice of, convene and hold the TeleSpectrum Stockholders' Meeting as promptly as practicable (unless such date shall be delayed due to circumstances reasonably beyond the control of the parties) to consider and vote upon the approval and adoption of this Agreement and for such other purposes as may be necessary or desirable.

          (b) As promptly as practicable after the date hereof, IDRC shall take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to call, give notice of, convene and hold the IDRC Stockholders' Meeting or obtain the IDRC Consent as promptly as practicable (unless such date shall be delayed due to circumstances reasonably beyond the control of the parties) to consider and vote upon the approval and adoption of this Agreement and for such other purposes as may be necessary or desirable.

          (c) As promptly as practicable after the date hereof, IDRC and TeleSpectrum shall jointly prepare and file with the SEC preliminary proxy materials of TeleSpectrum under the Exchange Act with respect to the Merger, and a preliminary prospectus of TeleSpectrum covering the Merger Shares, the Warrants and the Warrant Shares to be issued in the Merger and will thereafter use their respective best efforts to respond to any comments of the SEC with respect thereto and to cause the Registration Statement to become effective, and the Proxy Statement and proxy to be mailed to TeleSpectrum's stockholders, as promptly as practicable. The Proxy Statement shall include the unqualified recommendation of TeleSpectrum's Board of Directors that TeleSpectrum's stockholders vote in favor of the approval and adoption of this Agreement.

          (d) As promptly as practicable after the date hereof, IDRC and TeleSpectrum shall prepare and file any other filings required to be filed by each under the Exchange Act or any other federal or state securities laws relating to the Merger and the transactions contemplated hereby (collectively "Other Filings") and will use their respective reasonable best efforts to
--------------
respond to any comments of the SEC or any other appropriate government official with respect thereto.

          (e) IDRC and TeleSpectrum shall cooperate with each other and provide to each other all information necessary in order to prepare, amend or supplement, to the extent required by the Securities Act, the Registration Statement, the Proxy Statement and the Other Filings (collectively, the "SEC
                                                                         ---
Transaction Filings").
-------------------

          (f) TeleSpectrum will notify IDRC promptly of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the SEC Transaction Filings or for additional information and will supply IDRC with copies of all correspondence between TeleSpectrum and any of its representatives and the SEC. If at any time prior to the Effective

Time, any event shall occur that should be set forth in an amendment of, or a supplement to, any of the SEC Transaction Filings, IDRC and TeleSpectrum agree promptly to prepare and file such amendment or supplement and to distribute such amendment or supplement as required by applicable law, including, in the case of an amendment or supplement to the Proxy Statement, mailing such supplement or amendment to IDRC's and TeleSpectrum's stockholders. TeleSpectrum will provide IDRC with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement or the Proxy Statement proposed to be made by it prior to filing such amendment or supplement with the SEC. No amendment or supplement to the information supplied by IDRC for inclusion in the Proxy Statement shall be made without the approval of IDRC, which approval shall not be unreasonably withheld or delayed. TeleSpectrum shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of IDRC who may be affiliates of IDRC or TeleSpectrum pursuant to Rule 145 under the Securities Act.

          (g) The information provided and to be provided by IDRC and TeleSpectrum for inclusion or incorporation by reference in the SEC Transaction Filings shall at the time such information was supplied be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading, and IDRC and TeleSpectrum each agree to promptly correct any such information provided by it for use in the SEC Transaction Filings that shall have become false or misleading. The SEC Transaction Filings, when filed with the SEC or any appropriate government official, shall comply as to form in all material respects with all applicable requirements of law.

      SECTION 4.6 NMS APPLICATION. TeleSpectrum shall as promptly as practicable following the date hereof apply for approval for listing of the TeleSpectrum Common Stock to be issued (i) pursuant to the Merger, (ii) upon exercise of the New Options and (iii) upon exercise of the Warrants on the NMS upon official notice of issuance.

      SECTION 4.7 REASONABLE BEST EFFORTS. Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, statutes, ordinances, codes, rules and regulations to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including the satisfaction of all conditions to the Merger, and to consummate the Merger as promptly as practicable, but in no event later than July 31, 1999.

      SECTION 4.8 PUBLIC ANNOUNCEMENTS. No party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby without prior consultation with the other parties as to the timing and contents of any such announcement as may be reasonable under the circumstances; provided, that nothing contained herein shall prevent any party from promptly making all filings with Governmental Entities and all disclosure as may, in its good faith judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (in which case the disclosing party, to the extent practicable, shall advise the other parties and provide them with a copy of the proposed disclosure or filing prior to making the disclosure or filing).

      SECTION 4.9 SUBSEQUENT FINANCIAL STATEMENTS. Prior to the Effective Time, TeleSpectrum will timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by TeleSpectrum under the Exchange Act and the rules and regulations promulgated thereunder and will promptly deliver to IDRC copies of each such report as filed with the SEC, including any updates, amendments or supplements thereto. Prior to the Effective Time, IDRC shall provide TeleSpectrum, as soon as practicable but in any case within 30 days after the end of each month, with its unaudited consolidated balance sheet and statement of operations as of and for the month then ended, prepared on the same basis as the financial statements for the eleven months ended November 30, 1998 included in the IDRC SCHEDULE, and certified as such by the chief financial officer of IDRC. In addition, IDRC shall provide TeleSpectrum, as soon as practicable but in any event prior to March 1, 1999, with its consolidated balance sheet and statements of operations and cash flow as of and for the year ended December 31, 1998, as certified as such by Deloitte & Touche LLP.

      SECTION 4.10 CONTROL OF OPERATIONS. Nothing contained in this Agreement shall give TeleSpectrum, directly or indirectly, the right to control or direct IDRC's operations prior to the Effective Time. Nothing contained in this Agreement shall give IDRC, directly or indirectly, the right to control or direct TeleSpectrum's operations prior to the Effective Time. Prior to the Effective Time, each of IDRC and TeleSpectrum shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

      SECTION 4.11 REGULATORY AND OTHER AUTHORIZATIONS. Each party hereto agrees to use commercially reasonable efforts to comply with all legal requirements which may be imposed on such party with respect to the Merger and to obtain all Authorizations, consents, orders and approvals of Governmental Entities and non-governmental third parties that may be or become necessary for its respective execution and delivery of, and the performance of its respective obligations pursuant to, this Agreement and each party will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. As promptly as practicable, but in any event within 20 days after the date hereof, IDRC and TeleSpectrum shall each make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and shall promptly respond to any request for additional information with respect thereto. Each such filing shall request early termination of the waiting period imposed by the HSR Act.

      SECTION 4.12 TAKEOVER STATUTE. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of IDRC and TeleSpectrum and the members of their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use their reasonable best efforts to act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

      SECTION 4.13 INDEMNIFICATION OF DIRECTORS AND OFFICERS. For a period of six years after the Effective Time, TeleSpectrum shall indemnify and hold harmless the directors and officers of IDRC with respect to matters existing or occurring at or prior to the Effective Time (including without limitation, the Merger and other transactions contemplated hereby), whether asserted or claimed prior to, at, or after the Effective Time, to the full extent to which IDRC is permitted to indemnify and hold harmless such officers and directors under its charter and bylaws and applicable law. TeleSpectrum shall provide each individual who served as a director or officer of IDRC at any time prior to the Effective Time with liability insurance for a period of three years after the Effective Time no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Effective Time, provided, however,
                                                             --------  -------
that TeleSpectrum shall only be obligated to obtain and provide such coverage which is available at a cost of up to 150% of the cost of such coverage immediately prior to the Effective Time. This Section 4.13 shall survive the consummation of the Merger, is intended to benefit IDRC, TeleSpectrum and all parties entitled to indemnification under this Section 4.13, and shall be binding on and enforceable against all successors and assigns of TeleSpectrum.

      SECTION 4.14  TAX-FREE REORGANIZATION.

          (a) Each of TeleSpectrum and IDRC will use its best efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and to enable its respective counsel to render the opinions contemplated by Section 4.14(c) and by Sections 5.2(d) and 5.3(h). Each party shall make and shall use its best efforts to cause those of its respective officers and stockholders that counsel to the parties shall reasonably request to make, such representations and certifications as counsel to the parties shall reasonably request to enable them to render such opinions, including the representations of TeleSpectrum contained in a certificate of TeleSpectrum (the "TeleSpectrum Tax Certificate") substantially in the form of the TeleSpectrum
 ----------------------------
Tax Certificate attached as Item 4.14 of the TELESPECTRUM SCHEDULE and representations of IDRC contained in a certificate of IDRC (the "IDRC Tax
                                                                 --------
Certificate") substantially in the form of IDRC Tax Certificate attached as Item
-----------
4.14 to IDRC SCHEDULE.

          (b) At or prior to the filing of the S-4 Registration Statement, TeleSpectrum and IDRC shall, respectively, execute and deliver to Cooley Godward LLP and to Morgan Lewis & Bockius LLP the TeleSpectrum Tax Certificate and the IDRC Tax Certificate.

          (c) TeleSpectrum and IDRC shall each confirm to Cooley Godward LLP and to Morgan Lewis & Bockius LLP the accuracy and completeness as of the Effective Time of the TeleSpectrum Tax Certificate and the IDRC Tax Certificate delivered pursuant to Section 4.14(a).

          (d) Following delivery of the TeleSpectrum Tax Certificate and the IDRC Tax Certificate pursuant to Section 4.14(a), each of TeleSpectrum and IDRC shall use its reasonable efforts to cause Cooley Godward LLP and Morgan Lewis & Bockius LLP, respectively, to deliver promptly to it a legal opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the TeleSpectrum Tax Certificate and the IDRC Tax Certificate delivered pursuant to Section 4.14(a).

      SECTION 4.15  NO SOLICITATION.

          (a) Without the prior written consent of TeleSpectrum, from and after the date hereof, IDRC will not, and will not authorize or permit any of the IDRC Subsidiaries or their officers, directors, employees, financial advisors and agents ("Representatives") to, directly or indirectly, (i) knowingly solicit,
         ---------------
initiate or encourage (including by way of furnishing nonpublic or proprietary information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal by a third party (other than TeleSpectrum) involving IDRC or any IDRC Subsidiary, (ii) engage in any discussion or negotiations relating to an Acquisition Proposal by a third party or (iii) enter into any agreement with respect to, agree to, approve or recommend any Acquisition Proposal by a third party. As used herein, "Acquisition Proposal"
                                                         --------------------
shall mean a proposal or offer for a tender or exchange offer, merger, consolidation or other business combination involving or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of either IDRC, TeleSpectrum or any Subsidiary of either such party.

          (b) IDRC shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties (other than TeleSpectrum) conducted heretofore by IDRC or its Representatives with respect to an Acquisition Proposal. IDRC shall notify TeleSpectrum orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it), promptly after the receipt thereof.

          (c) During the period from the date of this Agreement through the Effective Time, IDRC shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of the IDRC Subsidiaries is a party in a manner adverse to IDRC or any IDRC Subsidiary. During such period, IDRC shall use commercially reasonable efforts to enforce the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

      SECTION 4.16 BANK NEGOTIATIONS. TeleSpectrum and IDRC shall each negotiate in good faith with, and promptly communicate with each other regarding, the negotiations with any lender contemplated by Section 5.3(g). Neither TeleSpectrum nor IDRC shall communicate or negotiate with any such lender in the absence of the other party, unless such other party consents in writing to such communication or negotiation.

      SECTION 4.17 CONSENT DETERMINATIONS. Neither TeleSpectrum nor IDRC shall unreasonably delay its determination regarding any written consent requested by the other party under Sections 4.1 or 4.2.

      SECTION 4.18  FORM S-3 RESALE REGISTRATION.

          (a) If any of the persons listed on Schedule 4.18 hereto have their
                                              -------------
employment with TeleSpectrum terminated by TeleSpectrum under the circumstances described on Schedule 4.18, such person shall have the right to require
             -------------
TeleSpectrum to register, at TeleSpectrum's expense, for resale all of their Merger Shares and Warrant Shares received in the Merger on a resale registration statement on Form S-3. Notwithstanding the foregoing, TeleSpectrum shall not be required to effect any such registration if (i) the shares of TeleSpectrum Common Stock would become saleable under Rule 144(k) within 90 days after receipt of a request for registration and (ii) the shares of TeleSpectrum Common Stock to be registered do not have an aggregate market value of at least $100,000. TeleSpectrum shall as promptly as practicable after receiving any request by any person listed on Schedule 4.18 use its reasonable commercial
                                -------------
efforts to file and have declared effective a registration statement and file with the SEC such amendments and supplements to the registration statements and the prospectuses incorporated therein referred to in this Section 4.18 as may be necessary to keep such registration statements effective until the earlier to occur of (i) the sale of all of the securities covered by any such registration statement, and (ii) the date that all securities held by any person listed as a selling stockholder on such registration statement may be sold under Rule 144 (or its successor) in any 90 day period.

          (b) As promptly as practicable after the Closing, TeleSpectrum shall file a post-effective amendment to the Registration Statement on a Form S-3 registration statement covering the issuance by TeleSpectrum of all of the Warrant Shares and the Warrants underlying the Assumed Options, and TeleSpectrum shall use its reasonable commercial efforts to maintain the effectiveness of such Form S-3 Registration Statement as may be necessary to keep such registration statement effective until the issuance of all of the Warrant Shares and Warrants by the Company.

      SECTION 4.19 CRW DEVELOPMENTS. TeleSpectrum shall provide IDRC with prompt notice of any material developments relating to the CRW Merger and CRW Agreement.

      SECTION 4.20 COVENANT OF THE MDC ENTITIES. Concurrent with the execution and delivery of this Agreement, each of the MDC Entities shall execute and deliver to TeleSpectrum the IDRC Stockholder Support Agreement in substantially the form attached hereto as Exhibit A. The MDC Entities shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with TeleSpectrum in doing, all things necessary, proper or advisable to consummate and make effective, on the most expeditious manner practical, the transactions contemplated by this Agreement.

      SECTION 4.21  AGREEMENT WITH CHAIRMAN.   On or prior to the Effective
Time, TeleSpectrum and Jeffrey A. Stiefler shall enter into a mutually satisfactory agreement that terminates his current employment agreement with IDRC and contains those terms contained on Exhibit 4.21 hereof.
                                           ------------

      SECTION 4.22  SECTION 2.17 UNDERTAKING.   To the extent that IDRC has not
provided all of the information or documentation described in Section 2.17(a) as of the date hereof, IDRC shall use all commercially reasonable efforts to disclose and provide such information and documentation to TeleSpectrum as soon as practicable and, in any event, prior to the Closing.


                                   ARTICLE V
                             CONDITIONS TO CLOSING

      SECTION 5.1 CONDITIONS TO THE OBLIGATIONS OF IDRC AND TELESPECTRUM. The respective obligations of IDRC and TeleSpectrum to consummate the transactions contemplated hereby are subject to the requirements that:

          (a) Stockholder Approval.  This Agreement shall have been approved and
              --------------------
adopted by the requisite vote of the stockholders of each of TeleSpectrum and IDRC in accordance with the DGCL and their respective Certificates of Incorporation.

          (b) No Injunctions or Restraints; Illegality.  No temporary
              ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition shall have been issued and be in effect (i) restraining or prohibiting the consummation of the Merger or any of the transactions contemplated hereby or (ii) prohibiting or limiting the ownership, operation or control by TeleSpectrum of any portion of the business or assets of IDRC or compelling TeleSpectrum to dispose of, grant rights in respect of, or hold separate any portion of the business or assets of IDRC or any IDRC Subsidiary in each case, where the effect, individually or in the aggregate, would result in an IDRC Material Adverse Effect; nor shall any action have been taken by a Governmental Entity or any federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity, which is in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

          (c) HSR Act.  Any waiting period applicable to the consummation of the
              -------
Merger under the HSR Act shall have expired or been terminated.

          (d) Registration Statement.  The Registration Statement shall have
              ----------------------
been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or be threatened by the SEC.

          (e) Nasdaq National Market.  Approval for listing by the NMS upon
              ----------------------
official notice of issuance of TeleSpectrum Common Stock to be issued in the Merger shall have been received by TeleSpectrum and remain in full force and effect.

          (f) Consents.  All authorizations, consents, orders or approvals of,
              --------
or declarations or filings with, and all expirations of waiting periods imposed by, any governmental body, agency or official (all of the foregoing,
"Consents") which are necessary for the consummation of the transactions
 --------
contemplated hereby, other than Consents the failure to obtain which would not have a material adverse effect on the consummation of the transactions contemplated hereby or an IDRC Material Adverse Effect, shall have been filed, have occurred or have been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals
 ------------------------------
shall be in full force and effect, provided, however, that a Requisite Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any state or federal governmental body, agency or official of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such governmental body, which would reasonably be expected to have an IDRC Material Adverse Effect.

          (g) Indemnity Escrow Agreement.  The Indemnity Escrow Agreement shall
              --------------------------
have been fully executed by, and delivered to, each of the respective parties thereunder.


      SECTION 5.2 CONDITIONS TO THE OBLIGATIONS OF IDRC. The obligations of IDRC to consummate the transactions contemplated hereby are subject to the further requirements that:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of TeleSpectrum set forth in Article III of this Agreement shall be true and correct as of the date of this Agreement (with respect solely to those representations and warranties that speak as of the date of this Agreement or as of an earlier date) and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) as though made on and as of the Closing Date, except for (i) changes expressly contemplated by this Agreement and (ii) inaccuracies which, individually or in the aggregate, have not had and would not reasonably be expected to have an "Expanded TeleSpectrum Material Adverse Effect." An Expanded TeleSpectrum Material Adverse Effect means a TeleSpectrum Material Adverse Effect without including the effect of any changes (i) resulting from general conditions applicable to the industries in which TeleSpectrum operates and not specifically relating to TeleSpectrum, or from general business or United States economic conditions which do not have a disproportionate effect on TeleSpectrum, (ii) caused by the transactions contemplated by this Agreement and the public announcement thereof, or (iii) any actions taken or omissions by TeleSpectrum with the prior written consent of IDRC.

          (b) Performance of Obligations.  Each of the obligations of
              --------------------------
TeleSpectrum to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and TeleSpectrum shall have delivered to IDRC a certificate to that effect at the Closing.

          (c) Absence of Material Adverse Effect.  From the date of this
              ----------------------------------
Agreement through the Effective Time there shall not have occurred an Expanded TeleSpectrum Material Adverse Effect that has not been cured in all material respects and as of the Effective Time, there shall be no, and no fact or circumstance shall exist which would reasonably be expected to have, a TeleSpectrum Material Adverse Effect.

          (d) Tax Opinion. IDRC shall have received the opinion of Cooley
              -----------
Godward LLP, counsel to IDRC, based upon reasonably requested representation letters and dated as of the Closing Date, to the effect that the Merger will be treated as a reorganization described in Section 368(a) of the Code and such opinion shall be in full force and effect and shall not have been withdrawn, provided, however, that if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed satisfied if Morgan, Lewis & Bockius LLP, counsel to TeleSpectrum, renders such opinion to IDRC.

          (e) Board Representation.  The TeleSpectrum Board of Directors shall
              --------------------
have adopted a resolution expanding its board by two members and, subject to the consummation of the Merger, electing Robert Hellman and Jeffrey Stiefler to fill the vacancies created thereby.

      SECTION 5.3 CONDITIONS TO THE OBLIGATIONS OF TELESPECTRUM. The obligations of TeleSpectrum to consummate the transactions contemplated hereby are subject to the further requirements that:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of IDRC set forth in Article II of this Agreement shall be true and correct as of the date of this Agreement (with respect solely to those representations and warranties that speak as of the date of this Agreement or as of an earlier date) and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date) as though made on and as of the Closing Date, except for (i) changes expressly contemplated by this Agreement and (ii) inaccuracies which, individually or in the aggregate, have not had and would not reasonably be expected to have an "Expanded IDRC Material Adverse Effect." An Expanded IDRC Material Adverse Effect means an IDRC Material Adverse Effect without including the effect of any changes (i) resulting from general conditions applicable to the industries in which IDRC operates and not specifically relating to IDRC, or from general business or United States economic conditions which do not have a disproportionate effect on IDRC, (ii) caused by the transactions contemplated by this Agreement and the public announcement thereof, or (iii) any actions taken or omissions by IDRC with the prior written consent of TeleSpectrum.

          (b) Performance of Obligations.   Each of the obligations of IDRC to
              --------------------------
be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and IDRC shall have delivered to TeleSpectrum a certificate to that effect at the Closing.

          (c) Absence of Material Adverse Effect.  From the date of this
              ----------------------------------
Agreement through the Effective Time there shall not have occurred an Expanded IDRC Material Adverse Effect that has not been cured in all material respects and as of the Effective Time, there shall be no, and no fact or circumstance shall exist which would reasonably be expected to have, an Expanded IDRC Material Adverse Effect.

          (d) Exercise of Warrants  All of the outstanding Detachable Warrants
              --------------------
shall have been exercised by the delivery of an aggregate of 300,000 shares of Series A Preferred Stock in payment of the exercise price thereof.

          (e) Appraisal Shares.  The Appraisal Shares, if any, shall not
              ----------------
represent more than 3% of the aggregate outstanding shares of IDRC Common Stock.

          (f) Termination of Stockholders' Agreement and Advisory Services
              ------------------------------------------------------------
Agreements. The International Data Corporation Second Amended and Restated
----------
Stockholders Agreement and Irrevocable Proxy dated as of May 28, 1998 (the "Stockholders Agreement") shall have been terminated. In addition, the Advisory
 ----------------------
Services Agreement dated March 11, 1996 between IDRC and MDC Management Company III and the Advisory Services Agreement dated March 11, 1996 between IDRC and Trans National Group Services International, Inc. shall have been terminated without any payment or other consideration paid by IDRC. IDRC shall have delivered to TeleSpectrum a certificate regarding the foregoing terminations at the Closing.

          (g) Credit Facility.  TeleSpectrum shall have received that certain
              ---------------
lender's commitment letter attached hereto as Exhibit 5.3, and the closing shall
                                              -----------
have occurred or will occur contemporaneously with the Closing of the Merger pursuant to the terms outlined in such commitment letter, which shall not have been materially modified or withdrawn regardless of any right that such lender may have to modify the terms of such commitment letter.

          (h) Tax Opinion. TeleSpectrum shall have received the opinion of
              -----------
Morgan, Lewis & Bockius LLP, counsel to TeleSpectrum, based upon reasonably requested representation letters and dated as of the Closing Date, to the effect that the Merger will be treated as a reorganization described in Section 368(a) of the Code and such opinion shall be in full force and effect and shall not have been withdrawn, provided, however, that if Morgan, Lewis & Bockius LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed satisfied if Cooley Godward LLP, counsel to IDRC, renders such opinion to TeleSpectrum.

                                  ARTICLE VI
                       TERMINATION, AMENDMENT AND WAIVER

      SECTION 6.1 TERMINATION. This Agreement may be terminated (by written notice by the terminating party to the other party), and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

          (a) By mutual written consent of each of TeleSpectrum and IDRC;

          (b) By either TeleSpectrum or IDRC if the Merger shall not have been consummated on or before July 31, 1999 (the "Termination Date"); provided,
                                             ----------------
however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) By either TeleSpectrum or IDRC if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) By TeleSpectrum if (A) IDRC shall have breached, or failed to comply with any of its obligations under this Agreement or any representation or warranty made by IDRC shall have been incorrect when made or shall have since ceased to be true and correct, and (B) after written notice, such breach, failure or misrepresentation is not cured by April 30, 1999 and such breaches, failures or misrepresentations, individually or in the aggregate, result or would reasonably be expected to result in an IDRC Material Adverse Effect if, in the case of (A) or (B), as a result of such breach or failure, the conditions set forth in Sections 5.3(a) or 5.3(b) would not be satisfied, (it being understood that TeleSpectrum may not terminate this Agreement pursuant to this
Section 6.1(d) if it shall have materially breached this Agreement);

          (e) By IDRC if (A) TeleSpectrum shall have breached, or failed to comply with any of its obligations under this Agreement or any representation or warranty made by the TeleSpectrum shall have been incorrect when made or shall have since ceased to be true and correct, and (B) after written notice, such breach, failure or misrepresentation is not cured by April 30, 1999 and such breaches, failures or misrepresentations, individually or in the aggregate, result or would reasonably be expected to result in a TeleSpectrum Material Adverse Effect if, in the case of (A) or (B), as a result of such breach or failure, the conditions set forth in Sections 5.2(a) or 5.2(b) would not be satisfied (it being understood that IDRC may not terminate this Agreement pursuant to this Section 6.1(e) if it shall have materially breached this Agreement);

          (f) By TeleSpectrum at any time after April 30, 1999 if (i) from the date of this Agreement through the Effective Time there shall have occurred an Expanded IDRC Material Adverse Effect that has not been cured in all material respects by April 30, 1999 or (ii) at any time after April 30, 1999 there shall have occurred an Expanded IDRC Material Adverse Effect;

          (g) By IDRC at any time after April 30, 1999 if (i) from the date of this Agreement through the Effective Time there shall have occurred an Expanded TeleSpectrum Material Adverse Effect that has not been cured in all material respects by April 30, 1999, or (ii) at any time after April 30, 1999 there shall have occurred an Expanded TeleSpectrum Material Adverse Effect;

          (h) By TeleSpectrum or IDRC if approval of this Agreement has not been obtained at the IDRC Stockholders' Meeting, including any adjournments thereof, or in the event an IDRC Stockholders' Meeting is not to be held, the IDRC Consent is not obtained within one business day after the date that the TeleSpectrum Stockholders approve this Agreement at the TeleSpectrum Stockholders' Meeting; or

          (i) By IDRC or TeleSpectrum if approval of this Agreement has not been obtained at the TeleSpectrum Stockholders, meeting, including any adjournment thereof.

      SECTION 6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 6.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any of the parties, except (i) as set forth in the last sentences of each of Sections
4.4 (a) and (b) and in Section 4.8 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

      SECTION 6.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by each of IDRC and TeleSpectrum which writing makes express reference to this Section; provided, however, that, after approval of this Agreement by the stockholders of each of IDRC and TeleSpectrum, no amendment may be made which would by applicable law require the further vote of the IDRC stockholders without first obtaining such further vote.

      SECTION 6.4 WAIVER. At any time before the Effective Time, any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.

                                  ARTICLE VII
                                INDEMNIFICATION

      SECTION 7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except with respect to the "IDRC Specified Representations" (as defined herein), all representations and warranties of IDRC contained in this Agreement shall terminate and expire as of the Closing Date, and all liability of the stockholders of IDRC and the IDRC Optionholders with respect to such representations and warranties shall thereupon be extinguished. The representations and warranties of IDRC contained in Sections 2.1, 2.3, 2.5, 2.8, 2.10, 2.15, 2.16, 2.17, 2.20 and 2.23 of this Agreement (collectively, the "IDRC Specified Representations") shall survive until the fifteen month anniversary of the Closing Date (the "Expiration Date"), at which time such representations and warranties shall terminate and expire, and all liability of the stockholders of IDRC and the IDRC Optionholders with respect to such representations and warranties shall thereupon be extinguished. Except with respect to the "TeleSpectrum Specified Representations" (as defined herein), all representations and warranties of TeleSpectrum contained in this Agreement shall terminate and expire as of the Closing Date, and all liability of TeleSpectrum with respect to such representations and warranties shall thereupon be extinguished. The representations and warranties of TeleSpectrum contained in Sections 3.1, 3.3, 3.5, 3.8, 3.9, 3.11, 3.13, 3.14 and 3.16 of this Agreement
(collectively, the "TeleSpectrum Specified Representations") shall survive for the period commencing on the Closing Date and ending on the Expiration Date, at which time such representations and warranties shall terminate and expire, and all liability of TeleSpectrum with respect to such representations and warranties shall thereupon be extinguished. Notwithstanding the foregoing, in the event an Indemnified TeleSpectrum Party (as defined below) delivers an Indemnity Notice (as defined below) prior to the Expiration Date, such Indemnified TeleSpectrum Party shall be entitled to pursue such claim beyond the Expiration Date in accordance with the Indemnity Escrow Agreement. Notwithstanding the foregoing, in the event an Indemnified IDRC Party (as defined below) delivers a Claim Notice prior to the Expiration Date, such Indemnified IDRC Party shall be entitled to pursue such claim beyond the Expiration Date in accordance with Section 7.5 of this Agreement.

      SECTION 7.2 GENERAL INDEMNIFICATION BY THE STOCKHOLDERS OF IDRC. The stockholders of IDRC and the IDRC Optionholders shall indemnify and hold harmless TeleSpectrum and its stockholders, officers, directors, employees, agents, successors and assigns (each, an "Indemnified TeleSpectrum Party"), from
                                          ------------------------------
and against any and all liabilities, claims, demands, judgments, settlement payments, losses, costs, damages and expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursement of every kind, nature and description incurred by such Indemnified TeleSpectrum Party in connection therewith) (collectively, "Damages") that such Indemnified
                                      -------
TeleSpectrum Party may sustain, suffer or incur that result from or arise out of any inaccuracy in any representation or warranty contained in the IDRC Specified Representations including any breach of the obligation to indemnify hereunder or failure to fulfill any covenant contained in Article IV.

      SECTION 7.3 SPECIFIC INDEMNIFICATION BY THE STOCKHOLDERS OF IDRC. The stockholders of IDRC and the IDRC Optionholders shall indemnify and hold harmless each Indemnified TeleSpectrum Party from and against any and all Damages that such Indemnified TeleSpectrum Party may sustain, suffer or incur that result from or arise out of any litigation matters listed on Schedule 7.3 hereof.

      SECTION 7.4 INDEMNIFICATION BY TELESPECTRUM. TeleSpectrum shall indemnify and hold harmless the IDRC Stockholders and the IDRC Optionholders and their successors, assigns, heirs and representatives (each an "Indemnified IDRC
                                                               ----------------
Party") from and against any Damages that such Indemnified IDRC Party may
-----
sustain, suffer or incur that result from or arise out of any breach of or inaccuracy in any representation or warranty contained in the TeleSpectrum Specified Representations including any breach of the obligation to indemnify hereunder or failure to fulfill any covenant contained in Article IV.

      SECTION 7.5   PROCEDURE OF CLAIMS.

          (a) Any Indemnified TeleSpectrum Party that desires to seek indemnification under any part of this Article VII shall pursue the collection of any damages suffered or incurred by such Indemnified TeleSpectrum Party in accordance with the terms of the Indemnity Escrow Agreement.

          (b) Any Indemnified IDRC Party that desires to seek indemnification under any part of this Article VII shall give written notice (a "Claim Notice")
                                                                 ------------
to TeleSpectrum. Such Claim Notice shall contain such facts and information as are then reasonably available, the specific basis for indemnification and whether the claim has been liquidated. Unless TeleSpectrum gives written notice to the Indemnified IDRC Party that it objects to any claim made in any Claim Notice within 15 business days following the date on which it receives the Claim Notice (the "Response Period"), TeleSpectrum shall be deemed not to dispute the
             ---------------
claim described in the Claim Notice and the Indemnified IDRC Party shall be entitled to the full amount of the claim described in the Claim Notice. If TeleSpectrum timely objects to a Claim Notice, then TeleSpectrum and the Indemnified IDRC Party shall endeavor to settle and compromise the claims that are the subject of the Claim Notice. If TeleSpectrum and the Indemnified IDRC Party are unable to agree on any settlement or compromise, then such claim shall be resolved in accordance with Section 7.5(d) hereof.

          (c) If TeleSpectrum shall be obligated to indemnify an Indemnified IDRC Party hereunder, TeleSpectrum shall pay to such Indemnified IDRC Party within 5 business days after the amount to which such Indemnified IDRC Party shall be entitled is finally determined.

          (d) If there shall be a dispute as to any claim, cause of action or dispute, the amount or manner of indemnification by TeleSpectrum under this
Article VII, TeleSpectrum and the Indemnified IDRC Party shall seek to resolve such dispute through negotiations and, if such dispute is not resolved within twenty days, the parties shall submit the resolution of any claim, cause of action or dispute to expedited, binding arbitration pursuant to this Section. Any claim, cause of action or dispute between the parties arising under this Agreement submitted to arbitration under this Section ("Arbitrated Disputes")
                                                        -------------------
shall be resolved by binding arbitration administered by the American Arbitration Association ("AAA") in Wilmington, Delaware, and, except as
                          ---
expressly provided in this Agreement, shall be conducted in accordance with the Expedited Procedures under the Commercial Arbitration Rules of the AAA, as such rules may be amended from time to time (the "Rules"). The hearing locale shall
                                             -----
be Wilmington, Delaware. The hearing shall be before a panel of three arbitrators (the "Arbitrators"), one of whom shall be selected by the Stockholders' Representative, one of whom shall be selected by TeleSpectrum, and the third of whom shall be selected by the other two arbitrators. The Arbitrators' decision (the "Decision") shall be binding, and the prevailing
                            --------
party may enforce the Decision in any court of competent jurisdiction. The parties shall use their best efforts to cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable, including, but not limited to, providing such documents and making available such of their personnel as the Arbitrators may request, so that the Decision may be reached timely. The Arbitrators shall take into account the parties' stated goal of expedited proceedings in determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures. The authority of the Arbitrators shall be limited to deciding liability for, and the proper amount of, any such claim, cause of action or dispute, and the Arbitrators shall have no authority to award punitive damages. The Arbitrators shall have such powers and establish such procedures as are provided for in the Rules, so long as such powers and procedures are consistent with this Section and are necessary to resolve the Arbitrated

Dispute within the time periods specified in this Agreement. The Arbitrators shall render a Decision within 30 business days after being appointed to serve as Arbitrators unless the parties otherwise agree in writing or the Arbitrators make a finding that a party has carried the burden of showing good cause for a longer period. The IDRC Indemnified Parties, on the one hand, and TeleSpectrum on the other hand, shall pay its own expenses of arbitration and the expenses of the Arbitrators shall be equally shared; provided, however, that if in the opinion of the Arbitrators any claim or defense or objection thereto by either party is unreasonable, the Arbitrators may assess, as part of the award, all or any part of the arbitration expenses (including reasonable attorneys' fees) of the other party and of the Arbitrators against the party raising such unreasonable claim, defense or objection.

      SECTION 7.6 LIMITATIONS ON INDEMNIFICATION. Notwithstanding any other provision of this Section 7, (i) no Indemnified Party shall be entitled to indemnification hereunder for Damages arising out of or based upon any inaccuracy in or breach of any representation or warranty or breach of covenant made in or pursuant to this Agreement until the aggregate of all Damages incurred by the Indemnified Parties in the group to which such Indemnified Party belongs (either Indemnified TeleSpectrum Parties, as a group, or Indemnified IDRC Parties, as a group) exceeds $250,000 (the "Deductible Amount"), and then
                                                 -----------------
such Indemnified Party shall be entitled to indemnification for its Damages in excess of the Deductible Amount, (ii) the stockholders of IDRC and the IDRC Optionholders, as a group, shall not be required to indemnify the TeleSpectrum Indemnified Parties for an aggregate amount in excess of $9,000,000 under
Section 7.2 hereof, (iii) except as set forth in the Indemnity Escrow Agreement, the stockholders of IDRC and the IDRC Optionholders, as a group, shall not be required to indemnify the TeleSpectrum Indemnified Parties for an aggregate amount in excess of $3,000,000 under Section 7.3 hereof, and (iv) TeleSpectrum shall not be required to indemnify the IDRC Indemnified Parties for an aggregate amount in excess of $9,000,000 under Section 7.4 hereof. Without limiting the generality of the foregoing, any indemnification payments required to be made by the stockholders of IDRC and the IDRC Optionholders hereunder shall be made exclusively from the Escrow Securities held by the Escrow Agent under the Indemnity Escrow Agreement, and TeleSpectrum shall have no recourse against any stockholders of IDRC and the IDRC Optionholders in connection with any indemnification claim hereunder. In addition, the calculation of the Deductible Amount shall include any Damages incurred by an Indemnified Party for which the Indemnified Party would have been entitled to claim indemnification under this
Article VII with respect to a breach of representation or warranty but for such representation or warranty being qualified by materiality.

      SECTION 7.7  CLAIMS PERIOD.  Any claim for indemnification under this
Article VII for a breach of a representation, warranty or covenant (except for these covenants which by their context cannot be performed in full prior to the Expiration Date) shall be made by giving notice in accordance with the Indemnity Escrow Agreement on or before the applicable "Expiration Date."

      SECTION 7.8 EXCLUSIVE REMEDY. The remedies provided by Article VII shall constitute the exclusive remedies for the matters covered hereby. In addition, except as provided in Section 7.9, the sole recourse of any Indemnified TeleSpectrum Party for Damages under Sections 7.2 and 7.3 shall be under the Indemnity Escrow Agreement, and by becoming parties to this Agreement for purposes of Section 4.20, the MDC Entities shall not thereby assume responsibility for the accuracy or breach of any representations, warranties or covenants included elsewhere in this Agreement, nor shall the MDC entities assume any liability in excess of their pro rata portion of the Escrow Property.

      SECTION 7.9 EXCEPTION TO LIMITATION. Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies which any party has, or might have, at law, in equity or otherwise, including the right to seek general recourse, for any representation or warranty that was known to be untrue by the maker when made with an actual intent to mislead or defraud.

      SECTION 7.10 EFFECT OF INVESTIGATION. Any claim for indemnification shall not be invalid as a result of any investigation by or opportunity to investigate afforded to any party, except where such party had actual current awareness of such claim prior to the date hereof and did not provide notice to the other party of such awareness.

                                 ARTICLE VIII
                                 MISCELLANEOUS

      SECTION 8.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

      SECTION 8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) or by overnight courier service to the respective parties as follows:

     if to TeleSpectrum:

          TeleSpectrum Worldwide Inc.
          443 S. Gulph Road
          King of Prussia, PA 19406
          Telecopy:  (610) 878-7480
          Attention: Mr. Keith E. Alessi

          with copies to:

          Morgan, Lewis & Bockius LLP
          1701 Market Street
          Philadelphia, PA 19103
          Telecopy: (215) 963-5299
          Attention: Stephen M. Goodman, Esq.

          if to IDRC:

          International Data Response Corporation
          PO Box 7130
          Rancho Santa Fe, CA 92067-7130
          Telecopy:  (619) 759-3350
          Attention: Mr. Jeffrey E. Stiefler and Mr. Paul Grinberg with a copy to:

          Cooley Godward LLP
          4365 Executive Drive - Suite 100
          San Diego, CA  92121
          Telecopy:  (619) 453-3555
          Attention: Lance W. Bridges, Esq.

          if to any MDC Entities:

          McCown De Leeuw & Co., Inc.
          3000 Sand Hill Road
          Building 3, Suite 290
          Menlo Park, CA  94025
          Telecopy:  (650) 854-0853
          Attention: Mr. Robert B. Hellman, Jr.

          if to the Stockholders' Representative:

          Mr. Glenn McKenzie
          24 Beach Palm
          Hampton, NH 03842
          Telecopy:  (603) 929-0876

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy shall be deemed effective on the first business day at the place of which such notice or communication is received following the day on which such notice or communication was sent.

      SECTION 8.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. In any action between or among any of the parties to this
Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts located in the State of Delaware; (ii) each of the parties irrevocably waives the right to trial by jury; and (iii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8.2.

      SECTION 8.4 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      SECTION 8.5 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as set forth in
Section 4.13, nothing in this Agreement, express or implied, is intended to confer upon any other person (including any employee of IDRC or any IDRC Subsidiary) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      SECTION 8.6 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement may be executed by facsimile signature which, for all purposes, shall be deemed to be an original signature.

      SECTION 8.7 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses except that TeleSpectrum and IDRC shall share equally (i) the filing fees payable with respect to the required filings under the HSR Act, (ii) the registration fees payable with respect to filing the Registration Statement, and (iii) all printing expenses incurred with respect to the Proxy Statement and the Registration Statement.

      SECTION 8.8 PERSONAL LIABILITY. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of any party hereto or any officer, director, employee, agent, representative or investor of any party hereto.

      SECTION 8.9 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

      SECTION 8.10 INTERPRETATION. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (c) "including" has the inclusive meaning frequently identified with the phrases "but not limited to" or "without limitation." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

      SECTION 8.11 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


                         TELESPECTRUM WORLDWIDE INC.

                         By:/S/ KEITH E. ALESSI
                            ________________________________________
                         Name:  Keith E. Alessi
                         Title: Chairman, CEO & President


                         INTERNATIONAL DATA RESPONSE CORPORATION

                         By:/S/ JEFFREY E. STIEFLER
                            ________________________________________
                         Name:  Jeffrey E. Steifler
                         Title: Chairman and Chief Executive Officer



                   [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                  [SIGNATURES CONTINUED FROM PRECEDING PAGE]


                         MCCOWN DE LEEUW & CO. III, L.P.*

                           /S/ ROBERT B. HELLMAN, JR.
                         _________________________________
                         By:   Robert B. Hellman, Jr.
                         Its:  General Partner

                         MCCOWN DE LEEUW & CO. OFFSHORE
                         (EUROPE) III, L.P.*

                           /S/ ROBERT B. HELLMAN, JR.
                         _________________________________
                         By:   Robert B. Hellman, Jr.
                         Its:  General Partner

                         MCCOWN DE LEEUW & CO. III, (ASIA) L.P. *

                           /S/ ROBERT B. HELLMAN, JR.
                         _________________________________
                         By:   Robert B. Hellman, Jr.
                         Its:  General Partner

                         THE GAMMA FUND LLC*

                           /S/ ROBERT B. HELLMAN, JR.
                         _________________________________
                         By:   Robert B. Hellman, Jr.
                         Its:  Managing Member


* Indicates an entity that is a party hereto solely with respect to Sections
  4.20 and 7.8 of this Agreement.